Exhibit 10(bb)


                            1996 AMENDED AND RESTATED

                         $91,936,418.54 CREDIT FACILITY

                                       TO

                                   CULP, INC.

                                       BY

                   FIRST UNION NATIONAL BANK OF NORTH CAROLINA

                                       AND

                      WACHOVIA BANK OF NORTH CAROLINA, N.A.

                                  April 1, 1996


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                                                 TABLE OF CONTENTS

                                                                                                               Page



SECTION 1.            Definitions.................................................................................2

SECTION 2.            Commitment and Security....................................................................13
         2.1.         Commitment.................................................................................13
         2.2.         Security...................................................................................14

SECTION 3.            Loans Evidenced by Term Notes..............................................................14
         3.1.         Term Loans.................................................................................14
         3.2.         Term Notes.................................................................................14
         3.3.         Repayment of Term Loans....................................................................14
         3.4.         Optional and Mandatory Prepayment of Term Loans............................................15

SECTION 4.            Loans Evidenced by Revolving Credit Notes..................................................16
         4.1          Revolving Loans............................................................................16
         4.2.         Payments of Interest and Principal.........................................................17
         4.3.         Termination or Reduction of Revolving Credit
                      Commitments................................................................................18
         4.4.         Bankers' Acceptances.......................................................................19
         4.5.         Letters of Credit..........................................................................21

SECTION 5.            The Notes..................................................................................26
         5.1.         Computation of Interest....................................................................26
         5.2.         Payments...................................................................................26
         5.3.         Facility Fee...............................................................................27
         5.4.         Default Rate of Interest...................................................................27
         5.5.         Late Charge................................................................................27

SECTION 6.            Use of Proceeds............................................................................27

SECTION 7.            Representations and Warranties.............................................................28
         7.1.         Incorporation..............................................................................28
         7.2.         Power and Authority........................................................................28
         7.4.         Title to Assets............................................................................29
         7.6.         Contingent Liabilities.....................................................................29
         7.7.         Taxes......................................................................................30
         7.8.         Contract or Restriction Affecting Borrower.................................................30
         7.9.         [INTENTIONALLY LEFT BLANK].................................................................30
         7.10.        Permits and Licenses.......................................................................30
         7.11.        Trademarks, Franchises and Licenses........................................................30
         7.12.        [INTENTIONALLY LEFT BLANK].................................................................30
         7.13.        [INTENTIONALLY LEFT BLANK].................................................................30
         7.14.        ERISA......................................................................................30
         7.15.        Environmental Matters......................................................................31
         7.16.        No Default.................................................................................31

SECTION 8.            Conditions.................................................................................31
         8.1.         Conditions of Closing......................................................................31
         8.2.         Conditions to Each Extension of Credit.....................................................32

                                       (i)


SECTION 9.            Affirmative Covenants......................................................................32
         9.1.         Financial Reports and Other Data...........................................................32
         9.2.         Taxes and Liens............................................................................34
         9.3.         Business and Existence.....................................................................34
         9.4.         Insurance on Properties....................................................................34
         9.5.         Maintain Property..........................................................................35
         9.6.         Right of Inspection........................................................................35
         9.7.         [INTENTIONALLY LEFT BLANK].................................................................35
         9.8.         Covenant Extended to Subsidiaries..........................................................35
         9.9.         Borrower's Knowledge of Default............................................................35
         9.10.        Suits or Other Proceedings.................................................................35
         9.11.        Observe All Laws...........................................................................35
         9.12.        Compliance with Laws; Governmental Approvals...............................................35
         9.13.        ERISA......................................................................................36
         9.14.        Payment of Obligations.....................................................................36
         9.15.        [RESERVED].................................................................................36
         9.16.        Tangible Shareholders' Equity..............................................................36
         9.17.        [RESERVED].................................................................................37
         9.18.        [RESERVED].................................................................................37
         9.19.        Operating Cash Flow to Interest Expense....................................................37
         9.20.        Consolidated Funded Debt to Total Capitalization...........................................37
         9.21.        Environmental Provisions and Indemnity.....................................................37
         9.22.        [INTENTIONALLY LEFT BLANK].................................................................38
         9.23.        [INTENTIONALLY LEFT BLANK].................................................................38
         9.24.        [INTENTIONALLY LEFT BLANK].................................................................38

SECTION 10.           Negative Covenants of Borrower.............................................................38
         10.1.        Limitations on Liens.......................................................................39
         10.2.        Guarantee..................................................................................39
         10.3.        [RESERVED].................................................................................39
         10.5.        Sale of Assets, Dissolution, etc...........................................................39
         10.6.        [INTENTIONALLY LEFT BLANK].................................................................40
         10.7.        Loans and Investments......................................................................40
         10.8.        Fiscal Year................................................................................40

10.9.    [RESERVED]..............................................................................................40
         10.10.       Rental Obligations.........................................................................40
         10.11.       Prepayments................................................................................40
         10.12.       ...........................................................................................40

SECTION 11.           Events of Default..........................................................................41
         11.1.        Definition.................................................................................41
         11.2.        Remedies...................................................................................43

SECTION 12.           The Agent..................................................................................44
         12.1.        Appointment................................................................................44
         12.2.        Nature of Duties...........................................................................44
         12.3.        Lack of Reliance on the Agent..............................................................44
         12.4.        Certain Rights of the Agent................................................................45
         12.5.        Reliance...................................................................................45
         12.6.        Indemnification............................................................................45

                                                       (ii)

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         12.7.        The Agent in its Individual Capacity.......................................................46
         12.8.        Holders....................................................................................46
         12.9.        Reimbursement..............................................................................46
         12.10.       Defaults...................................................................................47
         12.12.       Resignation or Removal of Agent............................................................47
         12.13.       Annual Fee.................................................................................48

SECTION 13.           Miscellaneous..............................................................................48
         13.1.        Amendments and Waivers.....................................................................48
         13.2.        Ratable Sharing of Set-Offs, Payments......................................................49
         13.3.        Successors and Assigns.....................................................................50
         13.4.        Confidentiality............................................................................53
         13.5.        Unavailability of Adjusted LIBOR Rate......................................................53
         13.6.        Increased Costs............................................................................53
         13.7.        Headings; Table of Contents................................................................54
         13.8.        Lawful Charges.............................................................................54
         13.9.        Conflict of Terms..........................................................................54
         13.10.       Notices....................................................................................54
         13.11.       Survival of Agreements.....................................................................55
         13.12.       Governing Law..............................................................................55
         13.13.       Enforceability of Agreement................................................................55
         13.14.       Stamp or Other Tax.........................................................................55
         13.15.       Counterparts and Effectiveness.............................................................56
         13.16.       Fees and Expenses..........................................................................56
         13.17.       Liens; Set Off by Banks....................................................................56
         13.18.       Loan Documents.............................................................................56
         13.19.       Entire Agreement...........................................................................56
         13.20.       Survival of Certain Provisions Upon Termination............................................56
         13.21.       Accounting Terms and Computations..........................................................57
         13.22.       Obligations Several........................................................................57

SECTION 14.           Pledge of Bonds............................................................................57
         14.1.        The Pledge.................................................................................57
         14.2.        Remedies Upon Default......................................................................58
         14.3.        Valid Perfected First Lien.................................................................59
         14.4.        Release of Pledged Bonds...................................................................59

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                                                       (iii)

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                   1996 AMENDED AND RESTATED CREDIT AGREEMENT

         THIS 1996 AMENDED AND RESTATED CREDIT AGREEMENT, dated as of April 1, 1996 (the "Credit Agreement" or "Agreement"), is made by and among CULP, INC., a North Carolina corporation (herein called the "Borrower"), FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association ("First Union"), WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association ("Wachovia") (First Union and Wachovia being referred to collectively herein as the "Banks"), and FIRST UNION, acting in the manner and to the extent described in Section 12 hereof (in such capacity, the "Agent").

                                    RECITALS

         A. The Borrower and First Union were parties to a 1988 Credit Agreement, dated as of November 11, 1988 (the "1988 Credit Agreement"), pursuant to which First Union extended certain loans to the Borrower (collectively referred to as the "Original Loan").

         B. Subsequently, the Borrower and First Union executed the following amendments to the 1988 Credit Agreement (whereby the Original Loan was amended): an Amendment to 1988 Credit Agreement, dated as of October 30, 1989; a Second Amendment to 1988 Credit Agreement, dated as of January 26, 1990; a Third Amendment to 1988, Credit Agreement, dated as of February 6, 1990; a Fourth Amendment to 1988 Credit Agreement, dated as of November 27, 1990; a Fifth
Amendment to 1988 Credit Agreement, dated as of August 19, 1991; a Sixth Amendment to 1988 Credit Agreement, dated as of October 24, 1991 and Amendment A to the Credit Agreement dated September 1, 1992.

         C. The Borrower, First Union and Wachovia entered into a 1993 Amended and Restated Credit Agreement dated January 28, 1993 (the "1993 Credit Agreement"), which 1993 Credit Agreement amended and restated the 1988 Credit Agreement, as amended, in its entirety and further amended the Original Loan. The 1993 Credit Agreement was amended by a First Amendment to 1993 Amended and Restated Credit Agreement dated August 3, 1993, and a Second Amendment to 1993 Amended and Restated Credit Agreement dated November 1, 1993.

         D. The Borrower, First Union and Wachovia entered into a 1994 Amended and Restated Credit Agreement dated April 15, 1994 (the "1994 Credit Agreement"), which 1994 Credit Agreement amended and restated the 1993 Credit Agreement, as amended, in its entirety and further amended the Original Loan. The 1994 Credit Agreement has been amended by a First Amendment to 1994 Amended and Restated Credit Agreement dated April 30, 1994; a Second Amendment to Amended and Restated Credit Agreement dated July 13, 1994; a Third Amendment to 1994 Amended and Restated Credit Agreement dated November 1, 1994; and a Fourth Amendment to 1994 Amended and Restated Credit Agreement dated March 6,

1995.

         E. The Borrower, First Union and Wachovia entered into a 1995 Amended and Restated Credit Agreement dated July 1, 1995 (as amended and modified, the "1995 Credit Agreement"), which 1995 Credit Agreement amended and restated the 1994 Credit Agreement, as amended, in its entirety and further amended the Original Loan.

         F. The Borrower, First Union and Wachovia desire to restate the 1995 Credit Agreement, as amended and modified, so that the parties' agreement regarding the Borrower's indebtedness and obligations will be contained in one restated agreement.

         G. The parties intend that this Agreement shall restate, supersede and replace in its entirety the 1995 Credit Agreement and all amendments and modifications relating thereto. This Agreement is not intended to and does not represent the making of new loans from the Banks to the Borrower, is not a novation, and the loans described hereunder shall continue to be secured by and enjoy the benefits of all of the Loan Documents not amended or replaced hereby or hereunder.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, each of the Banks and the Agent hereby agree as follows:

SECTION 1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         "Accepted Drafts" means such term as defined in Section 4.4.

         "Accepting Bank" means such terms as defined in Section 4.4.

         "Acts" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sec. 9601 et seq. ; the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq.; the Clean Air Act, 42 U.S.C. Sec. 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Sec. 201 et seq.; the Emergency Planning and Community Right-to- Know Act, 42 U.S.C. Sec. 11001 et seq.; and all other federal, state or local laws or rules and the regulations adopted and publications promulgated pursuant thereto, all as amended from time to time, regulating environmental matters.

         "Adjusted LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) determined pursuant to the following formula:

         Adjusted LIBOR Rate        =               LIBOR BASE RATE
                                               ----------------------------
                                               1 - LIBOR RESERVE PERCENTAGE



         "Agreement" means this 1996 Credit Agreement between the Borrower, the Banks and the Agent, as it may be amended, modified, supplemented or restated from time to time.

         "Applicable Margin" or "Applicable Percentage" means (i) the marginal rate of interest which shall be paid by Borrower in addition to the Prime Rate or the Adjusted LIBOR Rate, as the case may be, or (ii) the applicable Letter of Credit Fee, which in each case coincides to the ratio of Consolidated Funded Debt to Operating Cash Flow for Borrower (calculated quarterly with respect to the immediately preceding four calendar quarters), as specifically set forth in a separate letter agreement dated as of the date hereof between the Borrower and the Banks as such letter may be amended, restated, modified or supplemented from time to time.

         "BA Obligations" means, at any time, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, payable by an Accepting Bank under all Accepted Drafts then outstanding, plus (ii) the aggregate amount of reimbursement obligations owing to an Accepting Bank on a matured Accepted Draft and not theretofore reimbursed.

         "Bankers' Acceptance" means an Accepted Draft hereunder.

         "Bond Documents" means the Indentures and those other documents executed in connection with the bonds and obligations relating to the VRDN Programs as referenced in the respective Indentures.

         "Business Day" means a banking business day of both Banks in High Point, North Carolina.

         "Canada" means 3096726 Canada Inc., a Canadian corporation and a wholly-owned Subsidiary of the Borrower.

         "Capital Asset" means any asset that would, in accordance with generally accepted accounting principles in the United States, be required to be classified and accounted for as a capital asset.

         "Capital Expenditures" means, for any period, the aggregate cost (including repairs, replacements and improvements), less the amount of trade-in allowances included in such cost, of all Capital Assets acquired by the Borrower and any Subsidiary during such period, plus all Capital Lease Obligations of the Borrower and any Subsidiary incurred during the relevant period.

         "Capital Lease" means, as to the Borrower and its Subsidiaries, any lease of any property (whether real, personal or mixed) that would, in accordance with generally accepted accounting principles in the United States, be required to be classified and accounted for as a capital lease on a balance sheet of the lessee.


         "Capital Lease Obligations" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with generally accepted accounting principles in the United States, appear on a balance sheet as liability of such lessee in respect of such Capital Lease.

         "Closing Date" means April 15, 1994.

         "Commitment" or "Commitments" means, collectively, the Revolving Credit Commitments and the LOC Commitments.

         "Consolidated Adjusted Current Liabilities" means the amount of all liabilities of the Borrower and its Subsidiaries which by their terms are payable within one year (including all indebtedness payable on demand or maturing not more than one year from the date of computation and the current portion of long term debt, but excluding the outstanding principal amount of the Revolving Credit Notes, except to the extent that such outstanding principal amount exceeds the amount of the Revolving Credit Commitments as they will stand one year in the future), all determined in accordance with generally accepted accounting principles in the United States.

         "Consolidated Current Assets" means cash and all other assets or resources of the Borrower and its Subsidiaries which are expected to be realized in cash, sold in the ordinary course of business, or consumed within one year, all determined in accordance with generally accepted accounting principles in the United States.

         "Consolidated Funded Debt" means all indebtedness for money borrowed of the Borrower and its Subsidiaries, whether direct or contingent, as determined in accordance with generally acceptable accounting principles in the United States, including (without limitation) Capital Lease Obligations, the deferred purchase price of any property or asset or indebtedness evidenced by a promissory note, bond, guaranty or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements); minus amounts of restricted investments relating to industrial revenue bond financing ("IRB").

         "Consolidated Tangible Shareholders' Equity" of the Borrower and its Subsidiaries shall mean at any time as of which the amount thereof is to be determined, the sum of the following in respect of, the Borrower and its Subsidiaries (on a consolidated basis and excluding intercompany items):

                         (i) the amount of issued and outstanding share capital, plus

                        (ii) the amount of additional paid-in capital, retained earnings (or, in the case of a deficit, minus the amount of such deficit), minus

                       (iii) the sum of the following (without duplication or deductions in respect of items already deducted in arriving at surplus and retained earnings): (a) all reserves, except legal reserves and other contingency reserves (i.e., reserves not allocated by specific purposes and not deducted from assets) which are properly treated as appropriations or surplus or retained earnings; (b) the book value of all assets which would be treated as intangibles under generally accepted accounting principles in the United States including, without limitation, capitalized expenses, goodwill, trademarks, trade names, franchises, copyrights, patents and unamortized debt discount and expense; and
                               (c) any treasury stock.

         "Consolidated Total Liabilities" means the sum of the aggregate amount of all liabilities of the Borrower and its Subsidiaries, all determined in accordance with generally accepted accounting principles in the United States plus all guaranties of the obligations of third parties other than Subsidiaries; provided, however, that for the purposes of this definition, the amount of the Consolidated Funded Debt of the Borrower and its Subsidiaries relating to industrial revenue bond financing, and the amount of all guaranties of the Borrower and its Subsidiaries in connection with such financing, shall be deemed reduced by the amount of any, unspent project funds held in trust for use in any industrial revenue bond project.

         "Current Maturities" means, at any time, the aggregate amount of all payments coming due and payable by the Borrower within the next twelve months in respect of indebtedness that by its terms matures more than one year from the date of creation thereof.

         "Default" means any occurrence, event, condition or omission that, with the giving of notice or the passage of time, or both, would constitute an Event of Default if the Borrower did not correct the same within the permitted time period, if any.

         "Environmental Indemnity Agreement" means that certain Certificate and Agreement Regarding Environmental Matters dated as of April 15, 1994, among the Borrower, the Agent and the Banks, as amended, modified, restated or replaced from time to time.

         "Environmental Reports" means written reports as delivered to the Banks prior to the Closing Date, relating to environmental matters, including, without limitation, full information as to the presence of Hazardous Substances, with respect to certain of the Real Property, such reports to be in form and substance satisfactory to the Agent.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Event of Default" shall have the meaning specified in Section 11.1 hereof.

         "Existing Letters of Credit" means those Letters of Credit outstanding on the Restatement Date and identified on Exhibit 9.

         "Extension of Credit" means, as to any Bank, the making of a Loan (including a Tender Advance) by such Bank, or the issuance or acceptance of Bankers' Acceptances by such Bank, or the issuance of, or participation in, a Letter of Credit by such Bank.

         "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve Bank of New York, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Agent, of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         "FIRPTA Affidavit" means the affidavit of Borrower, satisfactory to the Banks, that Borrower is not a "foreign person" as contemplated by Section 1445 of the Internal Revenue Code of 1986.

         "First Union Revolving Credit Commitment" means the commitment of First Union to make revolving loans to the Borrower pursuant to Section 4 hereof.

         "First Union Revolving Credit Note" means the amended and restated promissory note evidencing the First Union Revolving Loan, substantially in the form of Exhibit 2-A hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

         "First Union Revolving Loan" means the Revolving Loan made by First Union to the Borrower pursuant to Section 4 hereof.

         "First Union Term Loan" means the Term Loan of the principal amount indicated on Annex 1 hereto from First Union to the Borrower pursuant to Section 3 hereof.

         "First Union Term Note" means the amended and restated promissory note evidencing the First Union Term Loan, substantially in the form of Exhibit 1-A hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

         "Fiscal Month" means a fiscal month of the Borrower, which is a 4- or 5-week period. The first Fiscal Month of each Fiscal Quarter is a 5-week period and the other two Fiscal Months in each Fiscal Quarter are 4-week periods.

         "Fiscal Quarter" means a fiscal quarter of the Borrower which is a 13-week period, the first of which begins on the first day of the Borrower's fiscal year.

         "Fiscal Year" means the fiscal year of the Borrower, which ends on the Sunday closest to April 30 of each calendar year.

         "Governmental Authorities" means collectively, the United States of America, the State of North Carolina, the State of South Carolina and any other political subdivision, agency, commission, bureau, court or any public or quasi-public instrumentality exercising jurisdiction over Borrower or any portion of the Mortgaged Property.

         "Governmental Requirements" means all laws, ordinances, decisions, judgements, decrees, rules, orders, writs, injunctions, permits, and regulations of any Governmental Authority applicable to, or the decisions or orders of any courts having jurisdiction over, Borrower or any portion of the Mortgaged Property, now or hereinafter in force, including but not limited to all land use, zoning, subdivision, building, setback, health, traffic flood control fire safety, Hazardous Substances, underground storage tanks, handicap and other applicable codes, rules, regulations and ordinance and the Americans with Disabilities Act of 1990 (Public Law 101-336, 42 U.S.C. ss.12101).

         "Hazardous Substances" means petroleum, petroleum byproducts (including, but not limited to, crude oil, diesel oil, fuel oil, gasoline, lubrication oil, oil refuse, oil mixed with other waste, oil sludge, and all other liquid hydrocarbons, regardless of specific gravity), natural or synthetic gas products and/or any hazardous, dangerous or toxic substance, material waste, pollutant or contaminate defined as such in (or for the purposes of) the Acts. The term Hazardous Substances shall include, without limitation, substances now or hereinafter defined as "hazardous substances", "toxic substances," "hazardous materials" or "contaminated waste" or similar terms in the Acts.

         "Indenture" means any of those trust agreements and indentures of trust pursuant to which bonds have been issued in connection with VRDN Programs supported by Letters of Credit issued hereunder or subject hereto, as amended and modified from time to time.

         "Interest Expense" means, with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of gross interest expense of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles in the United States, plus capitalized interest of the Borrower and its Subsidiaries on a consolidated basis.

         "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency hedge agreement or other similar agreement or arrangement designed to protect the Borrower against fluctuations in interest rates or currency exchange rates, including, without limitation, any "swap agreement" as defined in 11 U.S.C. ss.101(55).

         "Issuing Bank" means either Bank, as the Borrower may request from time to time.

         "Letter of Credit" means the Existing Letters of Credit and any letter of credit issued by the Issuing Bank pursuant to the terms hereof, as such Letters of Credit may be amended, modified, extended, renewed or replaced from time to time.

         "LIBOR Base Rate" means that rate per annum at which, in the good faith opinion of the Agent, United States Dollars in the amount of the principal balance of the applicable outstanding indebtedness and for a maturity equal to one Fiscal Month are currently being offered on the London Interbank market to major top credit quality banks, for immediate settlement, at 11:00 a.m.
London time.

         "LIBOR Rate Loan" means a loan bearing interest based upon the Adjusted LIBOR Rate.

         "LIBOR Reserve Percentage" means the daily reserve percentage required of national banks on "Eurocurrency liabilities" pursuant to Regulation D of the Board of Governors of the Federal Reserve System. For purposes of calculation of the LIBOR Reserve Percentage, the reserve requirement shall be as set forth in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D and further, without regard to whether the applicable Bank elects to actually fund the loan with "Eurocurrency liabilities. The Agent may elect from time to time, to waive application of the LIBOR Reserve Percentage on specified maturities with the approval of each Bank.

         "LOC Commitment" means the commitment of the Issuing Banks to issue Letters of Credit and with respect to each Bank, the commitment of such Bank to purchase participation interests in the Letters of Credit up to such Bank's LOC Committed Amount as specified in Annex I, as such amount may be reduced from time to time in accordance with the provisions hereof.

         "LOC Commitment Percentage" means, for each Bank, the percentage identified as its Commitment Percentage on Annex I.

         "LOC Committed Amount" means, collectively, the aggregate amount of all of the LOC Commitments of the Banks to issue and participate in Letters of Credit as referenced in Section 4.5 and, individually, the amount of each Bank's LOC Commitment as specified in Annex I.

         "LOC Documents" means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

         "LOC Obligations" means, at any time, the sum of (i) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank but not theretofore reimbursed.

         "Loan Documents" means this Agreement, the Notes and all other documents, agreements or instruments which evidence or secure the Loans or which are exhibits to this Agreement, including, but not limited to, the LOC Documents, FIRPTA Affidavit, Environmental Indemnity Agreement and Environmental Reports delivered to the Agent and the Banks in connection with the 1994 Credit Agreement. In addition, "Loan Documents" shall refer to any Interest Rate Agreement that may exist between the Borrower and any of the Banks.

         "Loans" means the Term Loans, the Revolving Loans and Tender Advances, collectively. "Loan" means one of the Term Loans, Revolving Loans or Tender Advances, as appropriate.

         "Net Income" means, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period, determined in accordance with generally accepted accounting principles in the United States.

         "Notes" means the collective reference to the Revolving Credit Notes and the Term Notes.

         "Obligations" means, collectively, Loans, BA Obligations and LOC Obligations.

         "Operating Cash Flow" (or "EBITDA") means, for any period of four consecutive quarters, Net Income for such period plus the sum of the following consolidated expenses of the Borrower and its Subsidiaries for such period, to the extent included in the calculation of such Net Income: (i) depreciation expense, (ii) amortization of intangible assets, (iii) Interest Expense for such period and (iv) income taxes for such period, all determined in accordance with generally accepted accounting principles in the United States.

         "Participation   Interest"   means  the   purchase   by  a  Bank  of  a
participation interest in Letters of Credit as provided in Section 4.5(c), or in Revolving Loans as provided in Section 13.2.

         "Permitted Encumbrances" shall mean and include:

                  (a) those liens and encumbrances listed on Exhibit 4 hereof;

                  (b) liens granted to financial institutions in connection with the Borrower's tax exempt bond financing arrangements listed on Exhibit 6 attached hereto and any extensions, modifications, refinancings, refundings or replacements, thereto or thereof;

                  (c) (i) liens securing non interest-bearing purchase money obligations payable over a term of no more than two (2) years given to vendors of equipment and (ii) other liens securing purchase-money obligations not exceeding $1,000,000 in the aggregate at any one time;

                  (d) liens on the accounts receivable, general intangibles, documents, contract rights, instruments, chattel paper and cash and noncash proceeds thereof, including returned, rejected or repossessed goods related thereto and billed and held inventory, of the Borrower or its Subsidiaries granted in connection with factoring arrangements; provided, however, that all such factoring arrangements shall be without recourse and the Borrower shall not incur any Consolidated Funded Debt in connection therewith;

                  (e) liens granted from time to time pursuant to the prior written consent of the Banks;

                  (f) liens for taxes, assessments or similar governmental charges not in default or being contested in good faith;

                  (g) worker's, mechanic's and materialmen's liens and similar liens incurred in the ordinary course of business remaining undischarged for not longer than 45 days from the attachment thereof, and easements which are not substantial in character and do not materially detract from the value or interfere with the intended use of the properties subject thereto and affected thereby;

                  (h) attachments remaining undischarged for not longer than 10 days from the making thereof;

                 (i) liens in respect of final judgments or awards remaining undischarged for not longer than 10 days from the making thereof, unless execution on such judgment shall have been stayed pending appeal; and

                  (j) liens in respect of pledges or deposits under worker's compensation laws, unemployment insurance or similar legislation and in respect of pledges or deposits to secure bids, tenders, contracts
         (other than contracts for the payment of money) leases or statutory obligations, or in connection with surety, appeal and similar bonds incidental to the conduct of litigation.

         "Person"  means  an  individual,   partnership,   corporation,   trust,
unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

         "Pledge Obligations" means such term as defined in Section
14.1.

         "Pledged Bonds" means those bonds under VRDN Programs supported by Letters of Credit issued hereunder or subject hereto which have been purchased with proceeds from a drawing under a Letter of Credit hereunder and not remarketed or redeemed.

         "Pledged Collateral" means such term as defined in Section
14.1.

         "Prime Rate" shall be that rate announced by First Union from time to time as its Prime Rate (which is one of several interest rates used by First Union) as that rate may change from time to time, with said changes to occur at the opening of business on the date the Prime Rate changes. First Union lends at rates both above and below the Prime Rate and such rate is not represented or intended to be the lowest or most favorable rate of interest offered by First Union.

         "Prime Rate Loan" means a loan bearing interest based upon the Prime Rate.

         "Rayonese" means Rayonese Textile Inc., a Canadian corporation.

         "Rayonese Acquisition" means the acquisition of the stock of Rayonese by Canada pursuant to the Share Purchase Agreement dated as of December 22, 1994 between Canada and certain shareholders of Rayonese.

         "Real Property" means any real property owned or leased by Borrower or any of its Subsidiaries.

         "Required Banks" means at any time prior to the occurrence of an Event of Default, termination of the Commitments hereunder and acceleration pursuant to Section 11.2 hereof, Persons having at least 60% of the aggregate Revolving Credit Commitments, and at any time thereafter Persons holding 60% of the Obligations outstanding hereunder (taking into account participation interests therein); provided that for so long as First Union or Wachovia shall not have assigned all or any of its rights and obligations under this Agreement and the Notes pursuant to Section 13.3(c) hereof, "Required Banks" shall mean such Bank (Wachovia and/or First Union) and the foregoing requisite Persons.

         "Restatement Date" means the date of this Amended and Restated Credit Agreement.

         "Revolving Credit Commitments" means the aggregate of the First Union Revolving Credit Commitment and the Wachovia Revolving Credit Commitment, collectively. "Revolving Credit Commitment" means either the First Union Revolving Credit Commitment or the Wachovia Revolving Credit Commitment, individually, as appropriate.

         "Revolving Credit Notes" means the First Union Revolving Credit Note and the Wachovia Revolving Credit Note, collectively. "Revolving Credit Note" means either the First Union Revolving Credit Note or the Wachovia Revolving Credit Note, individually, as appropriate.

         "Revolving Loans" means the First Union Revolving Loan and the Wachovia Revolving Loan, collectively. "Revolving Loan" means either the First Union Revolving Loan or the Wachovia Revolving Loan, individually, as appropriate.

         "Revolving Loan Interest Rate" has the meaning set forth in Section 4.2 hereof.

         "Revolving Loan Maturity Date" shall mean March 1, 2001.

         "Revolving Loan Termination Date" means, as to either of the Revolving Credit Commitments, the date on which the termination of all or a portion of such Revolving Credit Commitment, pursuant to Section 4.3 hereof, becomes effective.

         "Subsidiary" or "Subsidiaries" means any corporation of which more than 50% of voting stock at any time is owned or controlled directly or indirectly by the Borrower.

         "Tender Advance" means such term as defined in Section 4.5(c).

         "Tender Drawing" means a drawing under a Letter of Credit made to repurchase bonds upon an elective tender by a bondholder on account of an inability or failure by the remarketing agent therefor to remarket the bonds which are the subject of the elective tender.

         "Term Loan Interest Rate" has the meaning set forth in Section 3.3 hereof.

         "Term Loans" means the First Union Term Loan and the Wachovia Term Loan, collectively. "Term Loan" means either the First Union Term Loan or the Wachovia Term Loan, individually, as appropriate.

         "Term Loan Maturity Date" shall mean March 1, 2001.

         "Term Notes" means the First Union Term Note and the Wachovia Term Note, collectively. "Term Note" means either the First Union Term Note or the Wachovia Term Note, individually, as appropriate.

         "Total Capitalization" is defined as Consolidated Funded Debt plus Consolidated Tangible Shareholders' Equity.

         "Trustee" means those trustees under Indentures relating to bonds issued in connection with VRDN Programs supported by Letters of Credit issued hereunder or subject hereto.

         "VRDN Program" means those variable rate demand note or bond programs relating to industrial development revenue bonds or similar tax-advantaged obligations of benefit to the Borrower and supported by Letters of Credit existing or issued hereunder.

         "Wachovia Revolving Credit Commitment" means the commitment of Wachovia to make revolving loans to the Borrower pursuant to Section 4 hereof.

         "Wachovia Revolving Credit Note" means the promissory note evidencing the Wachovia Revolving Loan, substantially in the form of Exhibit 2-B hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

         "Wachovia Revolving Loan" means the revolving credit loan made by Wachovia to the Borrower pursuant to Section 4 hereof.

         "Wachovia Term Loan" means the term loan of the principal amount indicated on Annex I hereto from Wachovia to the Borrower pursuant to Section 2 hereof.

         "Wachovia Term Note" means the promissory note evidencing the Wachovia Term Loan, substantially in the form of Exhibit 1-B hereto, with appropriate insertions of amount and date as such promissory note may be amended, restated, modified or supplemented from time to time.

         "Working Capital" means Consolidated Current Assets less Consolidated Adjusted Current Liabilities.

SECTION 2.        Commitment and Security.

         2.1. Commitment. Each of the Banks severally agrees, upon the terms and conditions of this Agreement, to make Loans to the Borrower for the period and in the amounts herein set forth, so long as no Default or Event of Default exists under this Agreement.

         2.2. Security. Each of the Banks hereby agrees to release, and hereby does release, the liens and security interests in their favor with respect to the Borrower's (i) equipment, inventory, accounts and fixtures as described in and as granted pursuant to the Security Agreement dated as of April 15, 1994, between the Borrower and the Agent for the benefit of the Banks and (ii) liens on the Mortgaged Property, as such relate to the Term Loans and the Revolving Loans under the 1994 Credit Agreement. Each of the Banks further agrees, as issuer of various letters of credit issued for the account of the Borrower in support of industrial revenue bonds or qualified tax-exempt variable demand rate notes or similar programs, to release their liens with respect to the real and personal property of the Borrower (other than in the bonds or variable demand rate notes which might be repurchased with the proceeds of a draw under the letter of credit relating thereto, which security interests shall be retained and not released hereby) where such liens run solely in its favor as issuer of the letter of credit and not also in favor of the bondholders or noteholders. Each of the Banks hereby authorizes and directs the Agent to execute such instruments of release and to take such other action as may be necessary to give effect to the provisions of this Section 2.2.

SECTION 3.        Loans Evidenced by Term Notes.

         3.1. Term Loans. Each Bank hereby severally agrees, on the terms and conditions of this Agreement and in reliance upon the representations and warranties made hereunder, to make a Term Loan to the Borrower in the principal amount indicated on Annex I attached hereto. The aggregate principal amount of the Term Loans as of the date hereof is THIRTY-SIX MILLION DOLLARS ($36,000,000). The Term Loans shall be evidenced by the Term Notes, and the proceeds of the Term Loans have been advanced to the Borrower by the Banks.

         3.2. Term Notes. On the date hereof, the Borrower shall execute and deliver to each Bank an amended, restated and substituted Term Note payable to the order of such Bank for the full amount of such Bank's Term Loan.

         3.3. Repayment of Term Loans. Each of the Term Loans shall bear interest at the Borrower's option at a rate per annum equal to (i) the Prime Rate or (ii) the Adjusted LIBOR Rate, in either case plus the Applicable Margin.

         The rate selected by the Borrower as provided in this Section 3.3 is sometimes herein referred to as the "Term Loan Interest Rate."

         Interest accruing with respect to the Term Loans shall be paid each Fiscal Month of the Borrower to the Agent for the ratable benefit of the Banks. The Agent shall exercise its best efforts to submit an invoice to the Borrower for a Fiscal Month's interest payment by the fourth Business Day of the next succeeding month; provided, however, that no failure on the part of the Agent to so deliver such invoice by such date will relieve the Borrower of its obligation to make such interest payment for such Fiscal Month. Each such invoice shall state the amount payable to each of the Banks under such invoice. The amount so accruing will be payable on the tenth Business Day of each Fiscal Month, following the date hereof, and continuing until payment in full of the Term Notes. The Agent is hereby authorized by the Borrower (but only on or after the tenth Business Day of such Fiscal Month of the Borrower) to debit an account of the Borrower (for the benefit of the Banks) with either of the Banks as designated by the Borrower in an amount equal to the amount then due and payable under this Section 3.3 by the Borrower to the Banks for such Fiscal Month. No late charge will be assessed against the Borrower with respect to any payment due hereunder until after the fifteenth day after the due date therefor.

         From time to time, the Borrower will select the applicable Term Loan Interest Rate based on quotes from the Agent. The Adjusted LIBOR Rate will be a fixed rate for one Fiscal Month. This rate option may be designated as of the first Business Day of a Fiscal Month, and such rates shall be effective as of the first day of the Fiscal Month and shall be in effect through the final day of the Fiscal Month. If the Term Loan Interest Rate is being calculated based on the Prime Rate, the rate shall adjust daily as changes occur in the Prime Rate.

         On or before 11:00 a.m. (Charlotte, North Carolina time) on the first Business Day of each Fiscal Month at the Borrower's request, the Agent shall notify the Borrower of the Term Loan Interest Rate options, and the Borrower may before 12:00 noon on such day designate to the Agent the applicable Term Loan Interest Rate which shall apply for such Fiscal Month. If the Borrower fails to designate an applicable Term Loan Interest Rate by 12:00 noon on such date, each of the Term Notes will bear interest for such Fiscal Month at the lower of the Term Loan Rate options on such date.

         The aggregate principal amount of the Term Loans shall be due and payable and shall be repaid by the Borrower to the Agent for the ratable benefit of the Banks in fifty-nine (59) consecutive monthly installments, each in the amount of Five Hundred Thousand Dollars ($500,000.00), each such payment being due and payable on the tenth Business Day of each Fiscal Month for which such payment is due, commencing on April 12, 1996, and one installment in the amount of Six Million Five Hundred Thousand Dollars ($6,500,000.00), due and payable on March 1, 2001. The final maturity date of each of the Term Notes is March 1, 2001.

         3.4.     Optional and Mandatory Prepayment of Term Loans.

                  (a) Optional Prepayments. The Borrower shall have the right at any time, or from time to time, upon at least one (1) days' prior notice to the Agent, to prepay to the Agent the Term Loans in whole or in part, without premium or penalty; provided, however, that (i) each partial prepayment of the Term Loans shall be in the aggregate principal amount of at least $100,000; (ii) interest on the amount prepaid, accrued to the date of prepayment, shall be paid on such date of prepayment; and (iii) each such prepayment shall be applied, pro rata, to the First Union Term Note and to the Wachovia Term Note.

                  (b) Mandatory Prepayments. The Borrower will make prepayment on the Term Loan and the Revolving Loans hereunder as hereafter provided in an amount equal to 100% of the net proceeds received on the loan, sale or placement of indebtedness permitted pursuant to Section 10.12(3). Upon the loan, sale or placement of any such indebtedness, prepayment shall first be made on the Term Loan until the Term Loan is paid in full, and then the Revolving Credit Commitments shall be permanently reduced in the amount of the excess. To the extent that outstanding Revolving Loans exceed the Revolving Credit Commitments after giving effect to any such reduction in the Revolving Credit Commitments, the Borrower will immediately make payment on the Revolving Loans in the amount of the difference. Each such prepayment hereunder shall be made promptly after, but in any event within three (3) Business Days of, receipt by the Borrower of the net proceeds therefrom.

                  (c) Application. Any prepayments of the principal amounts of the Term Loans shall be applied, pro rata between each of the Banks, to the scheduled payments on the Term Loan in the inverse order of maturity.

SECTION 4.        Loans Evidenced by Revolving Credit Notes.

         4.1 Revolving Loans. Each of the Banks severally agrees, upon the terms and conditions set forth herein, and only so long as no Default or Event of Default exists hereunder, to make loans to the Borrower under the Revolving
Credit  Notes on a pro rata  basis up to the  amount  of such  Bank's  Revolving
Credit Commitment (as specified on Annex I hereto) during the period from the Restatement Date until the applicable Revolving Loan Termination Date. As to each of the Revolving Credit Commitments, during the period from the Restatement Date to the Revolving Loan Termination Date applicable to such Revolving Loan, the Borrower may use such Revolving Loan by borrowing, paying or repaying the principal amount thereof, and reborrowing, paying or repaying the principal amount thereof, all in accordance with the terms and conditions of this Agreement; provided, however, that the outstanding principal amount of the Revolving Credit Notes shall not at any time exceed the aggregate amount of the Revolving Credit Commitments less the amount of Accepted Drafts (as hereinafter defined) then outstanding; and provided, further, that the amount advanced by a Bank pursuant to this Section 4.1 shall not exceed such Bank's Revolving Credit Commitment at any time. The Revolving Credit Notes, when duly executed and delivered by the Borrower, shall represent the obligations of the Borrower to pay the amounts of the Revolving Loans or the aggregate unpaid principal amount of all Revolving Loans made by the Banks, and interest due thereon. Borrowings under the Revolving Loans may be made on any Business Day (but not more frequently than three times during each calendar week) and are to be made in amounts of not less than $400,000 and in integral amounts of $100,000. The Borrower shall make requests for advances under the Revolving Loans by giving the Agent oral or written notice of the amount of such desired borrowing and the date the funds are to be received by the Borrower on or before 10:30 a.m. of the date such funds are to be received. The Agent shall promptly advise each Bank of the information contained in such notice and its proportionate share of such borrowing. No later than 12:00 noon on the date specified in such notice, each Bank shall make available to the Agent, in immediately available funds, its proportionate share of such borrowings.

         4.2. Payments of Interest and Principal. Loans made under the Revolving Credit Notes shall bear interest at the Borrower's option at a rate per annum equal to: (i) the Prime Rate or (ii) the Adjusted LIBOR Rate, in either case plus the Applicable Margin.

         The rate selected by the Borrower as provided in this Section 4.2 is sometimes herein referred to as the "Revolving Loan Interest Rate."

         Interest accruing with respect to the Revolving Loans shall be paid each Fiscal Month of the Borrower to the Agent for the ratable benefit of the Banks. The Agent shall exercise its best efforts to submit an invoice to the Borrower for a Fiscal Month's interest payment by the fourth Business Day of the next succeeding month (but after the end of the Borrower's previous Fiscal Month); provided, however, that no failure on the part of the Agent to so deliver such invoice by such date will relieve the Borrower of its obligation to make such interest payment for such Fiscal Month. Each such invoice shall state the amount payable to each of the Banks under such invoice. The amount so accruing will be payable on the tenth Business Day of each Fiscal Month, commencing on the first such interest payment date following the date of the first Revolving Loan, and continuing until payment in full of the Revolving Credit Notes. The Agent is hereby authorized by the Borrower (but only on or after the tenth Business Day of such Fiscal Month of the Borrower) to debit an account of the Borrower (for the benefit of the Banks) with either of the Banks as designated by the Borrower in an amount equal to the amount then due and payable under this Section 4.2 by the Borrower to the Banks for such Fiscal Month. No late charge will be assessed against the Borrower with respect to any payment due hereunder until after the fifteenth day after the due date therefor. Borrower shall immediately pay to the Agent, for the pro rata benefit of the Banks, on the date the Revolving Credit Notes become due and payable, the entire outstanding principal amount of the Revolving Loans, together with the accrued interest thereon through and including such date. The Borrower may make payments of principal on the Revolving Loans at any time and from time to time, provided that such payments must be in amounts of not less than $100,000 and in integral amounts of $100,000, and provided further that the Borrower may not make either a borrowing under Section 4.1 hereof or a payment of principal pursuant to this
Section 4.2 more often than three times during any calendar week.

         From time to time Borrower will select the applicable Revolving Loan Interest Rate based on quotes from the Agent. The Adjusted LIBOR Rate will be a fixed rate for one Fiscal Month. This rate option may be designated as of the first Business Day of a Fiscal Month and such rates shall be effective as of the first day of the Fiscal Month and shall be in effect through the final day of the Fiscal Month. If the Revolving Loan Interest

Rate is being calculated based on the Prime Rate, the rate shall adjust daily as changes occur in the Prime Rate.

         On or before 11:00 a.m. (Charlotte, North Carolina time) on the first Business Day of each Fiscal Month at the Borrower's request, the Agent shall notify the Borrower of the Revolving Loan Interest Rate options, and the Borrower may before 12:00 noon on such day designate to the Agent the applicable Revolving Loan Interest Rate which shall apply to such Fiscal Month. If the Borrower fails to designate an applicable Revolving Loan Interest Rate by 12:00 noon on such date, the Revolving Credit Notes will bear interest for such Fiscal Month at the lower of the Revolving Loan Rate options on such date.

         4.3. Termination or Reduction of Revolving Credit Commitments. Borrower shall have the right, upon written notice (effective upon receipt) to the Agent and each of the Banks, to terminate, or from time to time, to reduce, the Revolving Credit Commitments without premium or penalty, except as provided below. Any such reduction in the Revolving Credit Commitments shall in turn reduce, pro rata, the amount of the First Union Revolving Credit Commitment and the Wachovia Revolving Credit Commitment. Each partial reduction of the Revolving Credit Commitments shall be in an aggregate amount equal to $1,000,000 or any integral multiple thereof. Each such reduction shall be accompanied by prepayment of the Revolving Credit Notes (each such payment being applied, pro rata, to the First Union Revolving Credit Note and the Wachovia Revolving Credit
Note), together with accrued interest thereon, to the extent that the aggregate principal amount thereof then outstanding exceeds the Revolving Credit Commitments as so reduced. Any such prepayments shall be made to the Agent, for the ratable benefit of the Banks. In any event, all Revolving Credit Commitments will terminate on March 1, 2001, at which time the Revolving Credit Notes shall be due and payable in full.

         4.4.     Bankers' Acceptances.

                  (a) Drafts. Subject to the terms and conditions hereof and in its sole discretion, either Bank may accept (in which case such Bank shall be referred to herein as an "Accepting Bank"), for the account of the Borrower and at the Borrower's request and without regard to the amount of the Accepting Bank's Revolving Credit Commitment, such drafts as the Borrower may from time to time designate (such drafts, upon being accepted by either such Bank, are referred to herein as "Accepted Drafts"); provided, however, that the Borrower shall not request either Bank to accept a draft if (i) the amount of such draft is less than $1,000,000 or is not in an integral multiple of $1,000,000; (ii) upon such Bank's acceptance of such draft the aggregate stated amount of outstanding Accepted Drafts would exceed the lesser of $33,500,000 or the then aggregate amount of the Revolving Credit Commitments; (iii) upon the Bank's acceptance of such draft the sum of the outstanding aggregate principal amount of the Revolving Loans plus the aggregate stated amount of outstanding Accepted Drafts would exceed the lesser of $33,500,000 or the then aggregate amount of the Revolving Credit Commitments; (iv) the date the draft is to mature is later than either
         (A) a Revolving Loan Termination Date on which all of such Bank's Revolving Loans will terminate or (B) ninety (90) days after the date the draft is presented to such Bank for acceptance; or (v) a Default or an Event of Default has occurred and is continuing. All such drafts requested pursuant to this Section 4.1 shall be substantially in the customary form of the Accepting Bank. The Accepting Bank shall promptly, upon the acceptance of a draft, notify the Agent and the other Bank of such Accepted Draft, specifying the date, amount and maturity thereof. The Accepting Bank shall also notify the Agent and the other Bank at such time as such Accepted Draft has matured and been paid in full by the Borrower.

                  (b) Request for a Draft. Whenever the Borrower desires the acceptance of a draft it shall, in addition to providing such documents as the Accepting Bank may require, including a detailed statement describing the transaction, if any, to be financed by the draft, deliver the draft and accompanying information to the Accepting Bank no later than 11:00 A.M. (Charlotte, North Carolina time) at least two (2) Business Days in advance of the proposed date of acceptance.

                  (c) Repayment. The Borrower shall pay to the Accepting Bank, in United States currency same-day-available funds, the amount of each Accepted Draft on or prior to its date of maturity. In the event that the Borrower fails to make timely such payment, the Accepting Bank may, on the Borrower's behalf, request a Loan under the Revolving Loans in the amount of such Accepted Draft by notice to the Agent, and such request for a Loan by the Accepting Bank shall be deemed to have been made by the Borrower pursuant to Section 4.1 hereof, whereupon the Banks shall, subject to the conditions set forth in this Agreement, honor such request and disburse such Loan to the Accepting Bank for and on behalf of the Borrower. For purposes of the immediately preceding sentence, however, the failure of the Borrower to pay to the Accepting Bank the amount of the Accepted Draft on or prior to its date of maturity shall not be considered a Default or Event of Default. The Borrower hereby irrevocably appoints such Accepting Bank as its attorney-in-fact for and on behalf of the Borrower to request such Loan. The power-of-attorney granted by this Section is coupled with an interest and is irrevocable as long as the Revolving Credit Commitments are outstanding.

                  (d) Acceptance Rate. The Borrower agrees to pay the Accepting Bank, on demand, interest in respect of each Accepted Draft at a rate equal to the rate for bankers' acceptances of a term of 30, 60 or 90 days and of the proposed draft amount quoted by the Accepting Bank to the Borrower at the time of acceptance of the Accepted Draft and all reasonable out-of-pocket expenses incurred by such Bank in connection with the Accepted Draft. Because the Accepting Bank's rate for bankers' acceptances is subject to frequent change, any quotation of such a rate by the Accepting Bank to the Borrower shall not be valid if the Borrower does not present the Accepting Bank with a draft for acceptance immediately upon such quotation.

                  (e) Compliance with Laws. The Borrower agrees to comply with all requirements of law in connection with the transaction financed by an Accepted Draft and shall perform such transaction in accordance with the description of the transaction, if any, submitted by the Borrower to the Accepting Bank upon the Borrower's request for acceptance of a draft.

                  (f) Termination of Revolving Credit Commitment. Notwithstanding anything to the contrary herein, upon the acceleration of any of the Borrower's obligations hereunder after an Event of Default or upon the termination of a Revolving Credit Commitment hereunder, an amount equal to the aggregate amount of the outstanding Accepted Drafts shall, at the Accepting Bank's option and without demand upon or further notice to the Borrower, be deemed (as between such Bank and the Borrower) to have been paid or disbursed by the Bank under the Accepted Drafts (notwithstanding that such amounts may not in fact have been so paid or disbursed), and a Loan to the Borrower in the amount of such Accepted Drafts to have been made and accepted, which Loan shall be due and payable as provided herein.

                  (g) Notwithstanding the foregoing, the Bankers Acceptances option described in this Section 4.4 shall be available to the Borrower only in the event that, and so long as, the ratio of Consolidated Funded Debt to Operating Cash Flow shall be no greater than 2.25 to 1.0.

         4.5.     Letters of Credit.

                  (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Bank may reasonably require, the Issuing Bank shall issue, and the Banks shall participate in, Letters of Credit for the account of the Borrower from time to time upon request from the Restatement Date until the Revolving Loan Maturity Date in a form acceptable to the Issuing Bank; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWENTY-TWO MILLION FOUR HUNDRED THIRTY-SIX THOUSAND FOUR HUNDRED EIGHTEEN AND 54/100 DOLLARS ($22,436,418.54) (the "LOC Committed Amount"). Letters of Credit will be issued solely for the purpose of supporting industrial development revenue bonds or similar tax-advantaged programs for the benefit of the Borrower. Except as otherwise expressly agreed upon by all the Banks, Letters of Credit shall not have an original expiry date later than the Revolving Loan Maturity Date. Each Letter of Credit shall comply with the related LOC Documents. The issuance and expiry date of each Letter of Credit shall be a Business Day.

                  (b) Notice and Reports. The request for the issuance of a Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Agent, at least three (3) Business Days prior to the requested date of issuance. The Issuing Bank will, at least quarterly and more frequently upon request, provide to the Agent for dissemination to the Banks a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Bank will further provide to the Agent promptly upon request copies of the Letters of Credit, and the Agent shall provide to the other Banks promptly upon request copies of the Letters of Credit.

                  (c)  Reimbursement.

                           (i) Drawings other than Tender Drawings. The Borrower hereby agrees to pay to the Issuing Bank:

                                    (A) except as set forth in  subsection  (ii)
                  hereof applicable to Tender Drawings that are paid from the proceeds of a Tender Advance made pursuant to subsection (b) hereof, immediately after (and on the same Business Day as) any amount is drawn under a Letter of Credit, a sum (and interest on such amount as provided in subsection (iii) hereof) equal to the amount so drawn; and

                                    (B)  any and all  expenses  incurred  by the
                  Issuing Bank in enforcing any rights under this Agreement.

                           (ii)   Tender Drawings.

                                    (A) In the case of a Tender Drawing, subject
                  to the conditions in Section 8.2 for an Extension of Credit hereunder, then unless the Borrower shall have given notice of its election to reimburse the Issuing Bank in immediately available funds for the full amount of the Tender Drawing prior to the end of the Business Day thereof, the proceeds of the amount of each Tender Drawing (other than a Tender Drawing upon conversion of the interest rate on the underlying bonds to a fixed rate, and other than the portion of the Tender Drawing representing interest accrued on the underlying bond which shall not be subject to repayment with the proceeds of a Tender Advance hereunder) shall, as provided in subsection (c) hereof, constitute an advance made by the Issuing Bank to the Borrower on the date and in the amount of such drawing, each such advance being referred to as a "Tender Advance". Where availability exists under the Revolving Credit Commitment, the Issuing Bank may request a Revolving Loan advance under
                  Section 4.1 to repay the Tender Advance. Where the Issuing Bank does not request a Revolving Loan advance in accordance with the terms hereof or where availability does not exist under the Revolving Credit Commitment or Revolving Loan advances may not be made, the Tender Advance shall remain outstanding in accordance with terms hereof. Any amounts drawn to pay the portion of the purchase price of the underlying bonds constituting accrued interest shall be reimbursed as provided in subsection (i) hereof and shall not be reimbursed from the proceeds of a Tender Advance.

                                    (B)  Acceptance  by  the  Borrower  of  each
                  Tender Advance shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions of
                  Section 8.2 to each Extension of Credit have been satisfied.

                           (iii) Unreimbursed Drawings. The Borrower shall pay to the Issuing Bank upon demand interest at a per annum rate equal to the Prime Rate plus two percent (2%) on any and all amounts (other than Tender Advances referred to in subsection (ii) hereof) unpaid by the Borrower when due hereunder (in the case of amounts in respect of interest, to the maximum extent permitted by law) commencing the day after such amounts first became due until payment is made. The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Bank, the Agent, the Banks, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Bank will promptly notify the other Banks of the amount of any unreimbursed drawing and each Bank shall promptly pay to the Agent for the account of the Issuing Bank in Dollars and in immediately available funds, the amount of such Bank's LOC Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Bank from the Issuing Bank if such notice is received at or before 2:00 P.M. (Charlotte, North Carolina time), otherwise such payment shall be made at or before 12:00 Noon (Charlotte, North Carolina time) on the Business Day next succeeding the day such notice is received. If such Bank does not pay such amount to the Issuing Bank in full upon such request, such Bank shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount during the period from the date of such drawing until such Bank pays such amount to the Issuing Bank in full at a rate per annum equal to, if paid within two
         (2) Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Prime Rate. Each Bank's obligation to make such payment to the Issuing Bank, and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.

                  (d)  Tender Advances.

                           (i) The Issuing Bank hereby agrees, on the terms and conditions of this Agreement, to make Tender Advances to the Borrower for the purpose of paying Tender Drawings arising from time to time during the period from the Restatement Date to the Revolving Loan Termination Date.

         The Bank agrees that upon any Tender Drawing under a Letter of Credit the Issuing Bank shall, without any notice or other action on the part of the Borrower but subject to satisfaction of the conditions of
         Section 8.2 hereof, make a Tender Advance in an amount equal to such Tender Drawing, the proceeds of which shall automatically be applied by the Issuing Bank to the payment in full of the Tender Drawing. The Borrower hereby agrees to pay to the Issuing Bank the aggregate unpaid principal amount of the Tender Advances together with all accrued and unpaid interest thereon as provided in subparagraph 4.5(d)(iii) below. The Tender Advances may, but need not, be made against and evidenced by such promissory notes or instruments as the Issuing Bank may deem appropriate. Where a Tender Advance is evidenced by a promissory note or other instrument, the Borrower authorizes the Issuing Bank to endorse on any schedule which may be attached thereto the amount of each Tender Advance made by the Issuing Bank to the Borrower hereunder, the date of the Tender Advance and the amount of each payment or prepayment of principal of such Tender Advance received by the Issuing Bank; provided, however, that any failure by the Issuing Bank to make any such endorsement shall not limit, modify or affect the obligations of the Borrower hereunder or under any promissory note or instrument relating thereto in respect of such Tender Advances.

                           (ii) The Borrower hereby promises to pay to the Issuing Bank interest at a rate per annum equal to the rate selected by the Borrower and applicable to Revolving Loans under Section 4.2 hereof for the period commencing on the date of such Tender Advance to, but excluding, the date such Tender Advance is paid in full. Accrued interest on each Tender Advance shall be payable (A) on the dates provided for payment of interest on Revolving Loans in Section 4.2 hereof, (B) upon the payment or prepayment thereof, and (C) on the Revolving Loan Termination Date.

                           (iii) Each Tender Advance shall be payable on the earlier of (A) the date of remarketing of the underlying bonds relating to such Tender Advance, or (B) the Revolving Loan Termination Date. All Tender Advances may be prepaid in whole or in part (in multiples of $5,000) at any time by the Borrower on one (1) Business Day's notice stating the amount to be prepaid (which if in part shall be $5,000 or a whole multiple thereof), and at any time on behalf of the Borrower on one (1) Business Day's notice from the Borrower directing the Issuing Bank to deliver a specified principal amount of pledged bonds held by the Issuing Bank or its designated pledge agent for remarketing pursuant to the terms of the Indenture relating thereto. Each such notice of prepayment shall be irrevocable and shall specify the Tender Advance to be prepaid and the amount of the Tender Advance to be prepaid and the date of prepayment (which date shall be a Business Day). Upon payment to the Issuing Bank of amounts hereunder in payment or prepayment on the Tender Advances, together with accrued interest thereon, the Issuing Bank shall release from the pledge and security interest relating thereto a principal amount of Pledged Bonds (consisting of the underlying Bonds relating to such Tender Advance) equal to the amount of such payment or prepayment.

                  (e) Participations. Each Bank, with respect to the Existing Letters of Credit, hereby purchases a participation interest in such Existing Letters of Credit and with respect to Letters of Credit issued on or after the Restatement Date, upon issuance of a Letter of Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Bank in such Letter of Credit, and in each case in any Tender Advances relating thereto and in the other obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its LOC Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Bank therefor and discharge when due, its LOC Commitment Percentage of the obligations arising under such Letter of Credit (including, for purposes hereof, Tender Advances). Without limiting the scope and nature of each Bank's participation in any Letter of Credit and in Tender Advances relating thereto, to the extent that the Issuing Bank has not been reimbursed as required hereunder or under any such Letter of Credit (or, in the case of a Tender Advance, in accordance with the terms hereof), each such Bank shall pay to the Issuing Bank its LOC Commitment Percentage of such unreimbursed drawing (or Tender Advance) in same day funds on the day of notification by the Issuing Bank of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Bank under any Letter of Credit, together with interest as hereinafter provided.

                  (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

                  (g) Uniform Customs and Practices. The Issuing Bank may have the Letters of Credit be subject to The Uniform Customs and Practice for Documentary Credits, as published as of the date of issue by the International Chamber of Commerce (the "UCP"), in which case the UCP may be incorporated therein and deemed in all respects to be a part thereof.

                  (h)  Letter of Credit Fees.

                           (i) Letter of Credit Fee. In consideration of the issuance of Letters of Credit hereunder, the Borrower agrees to pay a fee (the "Letter of Credit Fee") equal to the Applicable Percentage per annum on the average daily maximum amount available to be drawn under each such Letter of Credit from the date of issuance to the date of expiration. The Borrower agrees to pay to the Issuing Bank for its own account, without sharing by the other Banks such additional fee, if any, as may from time to time be agreed upon by the Borrower and the Issuing Bank. The Letter of Credit Fee shall be payable to the Agent annually in advance on April 1, of each year. The Agent shall pay over to the Banks (including the Issuing Bank) their respective ratable share of the Letter of Credit Fee promptly upon receipt.

                           (ii) Issuing Bank Fees. In addition to the Letter of Credit Fees payable pursuant to subsection (i) hereof, the Borrower agrees to pay to the Issuing Bank for its own account, without sharing by the other Banks such additional fee, if any, as may from time to time be agreed upon by the Borrower and the Issuing Bank and also customary charges from time to time of the Issuing Bank, with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing Bank Fees").

                  (i) Existing Reimbursement Agreement. Reference is hereby made to that $4,500,000 Guilford County, North Carolina, Industrial
         Facilities and Pollution Control Financing Authority Industrial Development Revenue Bonds (Culp, Inc. Project) Series 1988, to the Existing Letter of Credit relating thereto as referenced on Exhibit 9, and to the Reimbursement Agreement dated as of December 1, 1993 between Wachovia Bank of North Carolina, N.A. and the Borrower, as amended (the "Existing Reimbursement Agreement"). Plans have been made to replace the foregoing letter of credit with a new Letter of Credit issued by Wachovia under this Credit Agreement, but until such time as the new Letter of Credit has been issued hereunder and the foregoing Existing Letter of Credit has been terminated and surrendered, the Existing Reimbursement Agreement shall remain in effect, provided, however, that the provisions of such Reimbursement Agreement which contrast with or are in conflict with the provisions of this Agreement shall be deemed amended and modified to conform with the provisions of this Agreement.

SECTION 5.        The Notes.

         5.1. Computation of Interest. Interest on each of the Revolving Credit Notes and the Term Notes (the "Notes") shall be computed on the actual number of days elapsed, based on a year of 360 days.

         5.2. Payments. All payments (including prepayments) made by the Borrower on account of principal, interest and fees shall be made at the office of the Agent referred to in Section 13.10 hereof, for the benefit of the Banks as appropriate, prior to 11:00 a.m., Charlotte, North Carolina time on the date of payment in immediately available funds and, when due or upon instruction from the Borrower, may be made by debit to the Borrower's account with the Agent (for the benefit of the Banks) or with either Bank as contemplated herein. Promptly upon receipt of any such payments the Agent shall remit each Bank's pro rata portion thereof to such Bank in immediately available funds or credit such amounts to an account which such Bank then maintains with the Agent.

         5.3. Facility Fee. The Borrower shall pay a facility fee equal to $100,500 (0.30%) per annum in respect of the Revolving Credit Commitments. Such fee shall be paid annually to the Agent for the ratable benefit of the Banks (based upon the Revolving Credit Commitments of each Bank), the first such annual payment being due on April 1, 1996 and subsequent annual payments being due on the anniversary dates thereof. The Agent shall submit an invoice to the Borrower with respect to each annual payment due hereunder, and each such invoice shall state the amount payable to each of the Banks under such invoice. In the event of the termination of the Revolving Credit Commitments pursuant to the second paragraph of Section 4.3 hereof, such fee shall be payable only with respect to that portion of a twelve-month period during which the Revolving Credit Commitments are in effect, and each Bank shall refund to the Borrower such Bank's pro rata share of any such excess facility fee payment. In the event of a reduction in the Revolving Credit Commitments at the election of the Borrower pursuant to the first paragraph of Section 4.3 hereof, no part of, the facility fee paid by the Borrower for the year in which the notice of such a reduction is given shall be refunded, but the amount of the facility fee shall be adjusted as of the next anniversary date of the Closing Date after such reduction to an amount that bears the same proportion (0.30%) to the total Revolving Credit Commitments following such reduction as $100,500 bears to the total Revolving Credit Commitments as of the date hereof.

         5.4. Default Rate of Interest. Upon the occurrence of and during the continuance of an Event of Default, the principal amount outstanding under the Notes shall, at the option of the Required Banks (but only upon and after written notice to the

Borrower of the Required Bank's exercise of their rights under this Section 5.4), bear interest at a rate per annum equal to the Prime Rate plus 2% (the "Default Rate"). Upon the occurrence and during the continuance of an Event of Default by reason of the failure by the Borrower to pay to the Accepting Bank any amounts due the Accepting Bank pursuant to Section 4.4(c) hereof, such amounts shall bear interest from the date due until paid at the rate per annum equal to the Default Rate.

         5.5. Late Charge. A late charge of four percent (4%) of each payment past due for more than fifteen (15) days shall be added to the amount due with respect to such payment.

SECTION 6. Use of Proceeds. The proceeds of the Revolving Loans shall be used by the Borrower for Capital Expenditures, for normal working capital requirements and to repay from time to time Accepted Drafts. The proceeds of the Term Loans, other than the proceeds made available by the Banks pursuant to the Third Amendment, shall be used by the Borrower to refinance and restructure existing indebtedness of the Borrower to First Union and Wachovia and for ongoing corporate purposes.

SECTION 7. Representations and Warranties. In order to induce each of the Banks to enter into this Agreement and to make the Extensions of Credit herein provided for, the Borrower, as of the date hereof, represents and warrants to the Banks (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the initial Extensions of Credit contemplated hereby) as follows:

         7.1. Incorporation. Borrower and each Subsidiary are corporations duly organized, existing and in good standing under the laws of their respective
Jurisdictions of incorporation, and have the corporate power to own their respective properties and to carry on their respective businesses as now being conducted, and, to the best of their knowledge, are duly qualified as foreign corporations to do business in every jurisdiction in which the nature of their respective businesses makes such qualification necessary (except such jurisdictions, if any, in which the failure to be so qualified will not have a material adverse effect on their respective businesses) and are in good standing in such jurisdictions. Exhibit 3 contains a complete list of all of the Borrower's Subsidiaries and all of the Borrower's investments in other Persons.

         7.2. Power and Authority. Borrower is duly authorized under all applicable provisions of law to execute and deliver this Agreement, the Notes and the other Loan Documents and to execute, deliver and perform under this Agreement, and all corporate action on its part required for the lawful execution, delivery and performance thereof has been duly taken; and this Agreement, the Notes and the other Loan Documents upon due execution and delivery thereof, will be the valid and enforceable instruments and obligations of Borrower in accordance with their terms. Neither the execution of this Agreement nor the creation or issuance of the Notes or the other Loan Documents, nor the fulfillment of or compliance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, writ or decree or the articles of incorporation or bylaws of Borrower or any subsidiary, or any agreement or instrument to which Borrower or any Subsidiary is now a party, or create any lien, charge or encumbrance upon any of the property or assets of Borrower or any Subsidiary except for the liens created pursuant to the Loan Documents.

         7.3. Financial Condition. The consolidated balance sheet of Borrower and its Subsidiaries for the Fiscal Year ended as of April 30, 1995, and the related consolidated statements of income and retained earnings and consolidated statements of cash flow for the year then ended, certified by independent public accountants, copies of which have been furnished to the Banks, are correct, complete and fairly present the financial condition of Borrower and its Subsidiaries as at the date of said balance sheet and the results of their operations for such period. The interim consolidated balance sheet and interim consolidated statement of income and retained earnings and statements of cash flow as of or for the period ended January 28, 1996, prepared by the chief financial officer of the Borrower, copies of which have been furnished to the Banks, are true and correct and present fairly, subject to normal recurring year-end adjustments, the financial condition of Borrower and its Subsidiaries as of such date and the results of their operations for such period. The Borrower and its Subsidiaries do not have any material direct or contingent liabilities as of the date of this Agreement which are not provided for or reflected in the consolidated balance sheets dated January 28, 1996, or referred to in notes thereto or set forth in Exhibit 4 hereto. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis throughout the period involved. There has been no material adverse change in the business, properties, or condition, financial or otherwise, of Borrower or any Subsidiary since January 28, 1996. No statement contained in this Agreement or in any schedule or exhibit hereto or in any certificate delivered (or to be delivered) pursuant hereto contains (or will contain) any material misstatement of fact or omit (or will omit) to state a material fact or any fact necessary to make the statement contained therein not materially misleading.

         7.4. Title to Assets. Borrower and its Subsidiaries have good and marketable title to their respective properties and assets, both real and personal property, including the properties and assets reflected in the financial statements and notes thereto described in Section 7.3 (the "Financial Statements"), except for such assets as have been disposed of since the date of the Financial Statements in the ordinary course of business or as are no longer useful in the conduct of their respective businesses, and all such properties and assets are free and clear of all liens, mortgages, pledges, encumbrances or charges of any kind except for Permitted Encumbrances.

         7.5. Absence of Pending Actions. There are no suits or proceedings pending before any court, quasi-judicial or administrative body or regulatory agency or, to the knowledge of Borrower, threatened against or affecting Borrower or the Real Property, or involving the validity or enforceability of the Loan Documents or relating to Borrower's actual use of the Real Property or involving any risk of a judgment or a liability the likely outcome of which would have a material adverse effect on the financial condition, business or properties of Borrower or Borrower's ability to perform its obligations under the Loan Documents, or any Lease respecting the Real Property, except as described in Exhibit 4 hereto.

         7.6. Contingent Liabilities. The Borrower, and its, Subsidiaries have not guaranteed any obligations of others and are not, to the best of their knowledge, contingently liable in any manner, direct or indirect, except as otherwise permitted under Section 10.2 hereof or as disclosed in the Financial Statements or Exhibit 4 hereto.

         7.7. Taxes. Borrower and its Subsidiaries have filed all tax returns required to be filed by them and all taxes due with respect thereto have been paid, and, except as described in Exhibit 4 hereto, no material controversy in respect of additional taxes, state, federal or foreign, of Borrower or its Subsidiaries is pending, or, to the knowledge of Borrower, threatened. The federal and state income taxes of Borrower and its Subsidiaries have been examined and reported on or closed by applicable statutes for all Fiscal Years to and including the Fiscal Year ending April 30, 1993, and adequate reserves have been established for the payment of all such taxes for periods ended subsequent to April 30, 1993.

         7.8. Contract or Restriction Affecting Borrower. Neither the Borrower nor its Subsidiaries are parties to, nor are legally bound by any contract or agreement, or subject to any charter or other corporate restrictions, or subject to the renegotiation of any contract which does or may materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower or its Subsidiaries, except as disclosed or reflected in the Financial Statements or on Exhibit 4.

         7.9.     [INTENTIONALLY LEFT BLANK]

         7.10. Permits and Licenses.  Borrower has obtained, or will obtain, all
required   federal,   state  and  local   permits,   licenses,
approvals and authorizations, including those required by the Federal Environmental Protection Agency and any state or local authority charged with the enforcement or regulation of environmental and land use matters, and has complied in all material respects, or will comply in all material respects, with all building, safety, division, zoning, land use and other requirements of any state, municipal or other governmental authority, pertaining to the construction or operation of the Improvements.

         7.11. Trademarks, Franchises and Licenses. Borrower and its Subsidiaries own, possess, or have the right to use all necessary patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights and copyrights to conduct their respective businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade name, or copyright of any other Person.

         7.12.  [INTENTIONALLY LEFT BLANK]

         7.13.  [INTENTIONALLY LEFT BLANK]

         7.14. ERISA. Borrower and each Subsidiary are in compliance in all material respects with all material requirements of ERISA applicable to it, and no Reportable Event (as defined in ERISA) has occurred and is continuing with respect to any Plan (as defined in ERISA).

         7.15.  Environmental Matters.  Except as set forth in
Exhibit 4:

                  (a) the Real Property of Borrower and each Subsidiary is in compliance in all material respects with all Acts that are applicable to the Borrower, and the Borrower and each Subsidiary have obtained and currently maintain all licenses, permits and approvals required with respect to Hazardous Substances and are in compliance in all material respects with all such licenses, permits and approvals;

                  (b) as of this date, none of the Real Property has been used to illegally treat, store or dispose of Hazardous Substances, and no Hazardous Substances are illegally located on, in or under any of the Real Property or used or emitted in connection therewith, except to the extent that Borrower has fully disclosed to the Banks in writing the existence, extent and nature of any such Hazardous Substances on, in or under any of the Real Property or used or emitted in connection therewith;

                  (c) to the best of Borrower's knowledge and belief, no portion of any of the Real Property is part of a flood plain or flood hazard area or protected wetlands, except to the extent that Borrower has fully disclosed to the Banks in writing the existence, extent and nature of such flood plain, flood hazard area or wetlands; and

                  (d) Borrower has notified the Banks of Borrower's receipt of any citations, orders, notices, consent agreements, lawsuits, claims, or similar communication from a Governmental Authority or third party alleging a violation of any Acts (including allegations of a violation of the common law).

         7.16. No Default. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of its material obligations, covenants or conditions contained in any agreement or instrument to which it is a party.

SECTION 8.        Conditions.

         8.1. Conditions of Closing. The obligation of the Banks to make the Loans herein provided for is subject to the continuing accuracy of all representations and warranties of the Borrower herein (except to the extent such representations and warranties shall become inaccurate solely as a result of subsequent occurrences permitted under this Agreement or otherwise disclosed to the Banks) and the performance of all agreements by Borrower contained herein, including the following:

         (a) Legal Opinions. On the date hereof, and to the extent required by the Banks upon any further closing hereunder, the Banks shall have received the favorable opinion of Robinson, Bradshaw & Hinson, P.A., counsel for Borrower, addressed to the Banks, in form and substance satisfactory to the Banks.

         (b) Closing Documents. Borrower shall have delivered to the Banks on or prior to the date hereof:

                  (i) the executed Term Notes and Revolving Credit Notes and executed counterparts of this Agreement;

                  (ii) corporate resolutions of the Board of Directors of the Borrower, in form satisfactory to the Banks, approving this Agreement, the Notes and the other Loan Documents and the transactions contemplated thereby and authorizing execution, delivery and performance thereof; and

                  (iii) a copy of the Borrower's articles of incorporation and bylaws certified by the Secretary or Assistant Secretary of the Borrower to be true and correct copies as currently in effect.

         8.2. Conditions to Each Extension of Credit. The obligation of the Banks to make any Extension of Credit hereunder is subject to satisfaction of the following conditions on the date of the making thereof:

                  (a) Representations and Warranties. The representations and warranties made by the Borrower herein or in any certificate furnished to the Banks in connection herewith shall be true and correct in all material respects on and as of such date (except as to those matters which by there terms relate to a prior period).

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made thereby.

Each acceptance by the Borrower of an Extension of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower as of the date of the Extension of Credit that the foregoing conditions have been satisfied.

SECTION 9. Affirmative Covenants. Borrower covenants that, so long as any portion of the indebtedness evidenced by the Notes or any other obligation hereunder remains unpaid and unless the Banks otherwise consent in writing, it will:

         9.1.     Financial Reports and Other Data.

                  (a) As soon as practicable and in any event within 45 days after the end of each of the first three Fiscal Quarters of Borrower, deliver to each of the Banks (i) a consolidated and, if requested by the Banks, a consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and related statements of income and retained earnings and statements of cash flow for such Fiscal Quarter and for the period from the beginning of the current Fiscal Year to the end of such Fiscal Quarter, setting forth in comparative form figures for the corresponding periods in the preceding Fiscal Year, all in reasonable detail and certified by either the chief executive officer or the chief financial officer of Borrower to have been prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis, subject only to changes resulting from normal, recurring year-end adjustments and (ii) a Form 10-Q as filed by the Borrower with the Securities and Exchange Commission with respect to such Fiscal Quarter.

                  (b) As soon as  practicable  and in any event  within 120 days after the end of each Fiscal Year, deliver to each of the Banks (i) a consolidated and a consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year, and related statements of income and retained earnings and statements of cash flow for such Fiscal Year, setting forth in each case in comparative form
         corresponding   figures  from  the  preceding   annual  audit,  all  in
         reasonable
         detail,  and  certified  by  and  containing  an  opinion,   reasonably
         acceptable to the Banks, from a firm of nationally recognized independent certified public accountants, and (ii) a Form 10-K as filed by the Borrower with the Securities and Exchange Commission with respect to such Fiscal year.

                  (c) Furnish, at the reasonable request of either of the Banks, opinions of legal counsel, independent public accountants and officers' certificates satisfactory to such Bank, regarding matters incident to this Agreement. Upon delivery of the financial statements as required in Sections 9.1(a) and (b), the Borrower will furnish the Banks, with a certificate in the form of Exhibit 5 attached hereto as of the end of the preceding Fiscal Quarter, signed by Borrower's chief executive officer or chief financial officer. In addition, the Borrower shall give each of the Banks prompt written notice of a default or failure of performance under any material agreement or contract to which either the Borrower or a Subsidiary is a party or by which it is bound.

                  (d) Promptly deliver to each of the Banks a copy of all (i) proxy materials submitted to the shareholders of the Borrower, (ii) reports and registration statements (including, without limitation, forms 10-K and 10-Q as required above) furnished to the Securities and Exchange Commission, or any governmental authority which is substituted therefor, or with any national securities exchange, and (iii) all reports relating to any "Reportable Event" as defined under ERISA.

                  (e) With reasonable promptness, deliver such additional financial or other data as either of the Banks may from time to time reasonably request. Each of the Banks is hereby authorized (but only if required to do so) to deliver a copy of any financial statements or other information relating to the business operations or financial condition of the Borrower and its Subsidiaries which may be furnished to it or come to its attention pursuant to this Agreement or otherwise, to any regulatory body or agency having jurisdiction over such Bank.

         9.2. Taxes and Liens. Promptly pay, or cause to be paid, all taxes, assessments or other governmental charges which may lawfully be levied or assessed upon the income or profits of Borrower, or any Subsidiary, or upon any property, real, personal or mixed, belonging to Borrower or any Subsidiary, or upon any part thereof, and also any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim so long as (i) the Borrower contests the amount to be paid; (ii) the amount contested is $10,000 or more; (iii) the Borrower or such Subsidiary shall first deposit with the Agent for the benefit of the Banks a bond or other security satisfactory to the Agent on behalf of the Banks in the amount being contested and (iv) the Borrower shall thereafter diligently proceed to cause such lien, encumbrance or charge to be removed and discharged.

         9.3. Business and Existence. Do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence; and, if the failure to do or cause to be done so would have a material adverse effect upon its business, do or cause to be done all things necessary to preserve and to keep in full force and effect its rights in any franchises, trade names, patents, trademarks and permits; and continue to engage principally in the business currently conducted by the Borrower.

         9.4. Insurance on Properties. Keep its business and properties insured at all times with responsible insurance companies and carry such types and amounts of insurance as are reasonably acceptable to the Banks and as are usually carried by corporations engaged in the same or similar businesses similarly situated and upon the request of either of the Banks furnish such Bank a certificate as to such insurance and such other information or documentation as may be required by the Agent or the Banks.


         During the term of the Loans, the premium on each insurance policy described above shall be prepaid and the policy term renewed annually in the same form and with at least the same coverage as the preceding year, with the Agent on behalf of the Banks to receive evidence of renewal satisfactory to the Agent on, behalf of the Banks at least thirty (30) days prior to expiration. Further, no such policy shall be subject to cancellation, nonrenewal or reduction of coverage unless the insurer has given the Banks at least thirty
(30) days' prior written notice of such action.

         9.5. Maintain Property. Maintain those of its properties necessary for the conduct of its business in good order and repair, and, from time to time, make all needful repairs, renewals, replacements, additions and improvements thereto.

         9.6. Right of Inspection. Permit any person designated by either Bank, at such Bank's expense, to visit and inspect any of the properties, corporate books and financial reports of Borrower and its Subsidiaries and to discuss their affairs, finances and accounts with their principal officers, all at such reasonable times and as often as such Bank may reasonably request.

         9.7.     [INTENTIONALLY LEFT BLANK]

         9.8. Covenant Extended to Subsidiaries. Cause each Subsidiary to do with respect to itself, its business and its assets, each of the things required of Borrower in Section 9.2 through 9.6, inclusive.

         9.9. Borrower's Knowledge of Default. Immediately give notice to each of the Banks of the occurrence of any Default or Event of Default hereunder, specifying the nature thereof, the period of existence thereof and what action Borrower proposes to take with respect thereto.

         9.10. Suits or Other Proceedings. Upon Borrower's obtaining knowledge thereof, immediately give to each of the Banks written notice (i) of any litigation, dispute or proceeding involving a claim for $500,000 or more, instituted against Borrower or any Subsidiary, (ii) of all pending litigations, disputes and proceedings instituted against the Borrower or a Subsidiary if all such claims aggregate $500,000 or more, or (iii) of any attachment, levy, execution, or other process being instituted against any assets of Borrower or any Subsidiary with respect to a claim of $250,000 or more.

         9.11. Observe All Laws. Conform to and duly observe and cause each Subsidiary to conform to and duly observe in all material respects all laws, regulations and other valid requirements of any regulatory authority with respect to the conduct of its business which are known or should be known to the Borrower.

         9.12. Compliance with Laws; Governmental Approvals. Upon the occurrence of an Event of Default, or if the Banks reasonably believe that Borrower is not in material compliance with the same, and upon Banks' request, Borrower will furnish evidence satisfactory to the Banks that the Real Property and improvements thereon are currently in compliance in all material respects and will comply in all material respects with all Governmental Requirements and with all covenants, conditions, easements and restrictions to which the Real Property and improvements thereon are subject. Borrower will observe, conform and comply in every material respect with all Governmental Requirements relative to the construction and operation of the Improvements and the conduct of its business. The Borrower will be required to comply with and obtain and at all times keep, in full force and effect such governmental approvals as may be necessary to comply with the Governmental Requirements relating to the Real Property and its occupancy.

         9.13. ERISA. Comply with and cause each Subsidiary to comply with all requirements of ERISA applicable to it, including the prompt payment of all liabilities and obligations arising under any Plan (as defined in ERISA), and furnish to each of the Banks as soon as possible, and in any event within thirty
(30) days after the Borrower or duly appointed administrator of a Plan knows that any Reportable Event (as defined in ERISA) with respect to such Plan has occurred, an Officer's Certificate setting forth details as to such Reportable Event or any action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation or a statement that said notice will be filed with the annual report to the United States Department of Labor with respect to such Plan if such filing has been authorized.

         9.14. Payment of Obligations. Pay and cause each Subsidiary to pay, when due, all its material obligations and liabilities, except where the same (other than Consolidated Funded Debt) may be contested in good faith by appropriate proceedings diligently prosecuted and appropriate reserves for the accrual of same are maintained.

         9.15.  [RESERVED]

         9.16. Consolidated Tangible Shareholders' Equity. Maintain Consolidated Tangible Shareholders' Equity of not less than $53,000,000 from and after January 28, 1996 through that date which is one day prior to the last day of the Borrower's Fiscal Year ending in 1997 and on the last day of the Fiscal Year ending in 1997 and each subsequent Fiscal Year of the Borrower (the "Computation Date") and continuing in each period from the applicable Computation Date through that date which is one day prior to the end of the next Fiscal Year, the Borrower shall maintain Consolidated Tangible Shareholders' Equity of not less than the previous period's required Consolidated Tangible Shareholders' Equity plus fifty percent (50%) of Net Income (excluding for purposes of this Section
9.16 any net loss) of the Borrower for the Fiscal Year ending on such Computation Date (hereinafter referred to as the "Required Tangible Shareholders' Equity"); provided, that in the event for any Computation Date the Borrower's Consolidated Tangible Shareholders' Equity on such Computation Date exceeds the Required Tangible Shareholders' Equity on such Computation Date by more than $6,000,000, the Required Tangible Shareholders' Equity shall be increased for the period beginning on such Computation Date to that amount which is $6,000,000 less than the Borrower's Consolidated Tangible Shareholders' Equity on such Computation Date.

         9.17.  [RESERVED]

         9.18.  [RESERVED]

         9.19. Operating Cash Flow to Interest Expense. Maintain a ratio of (x) Operating Cash Flow less Capital Expenditures for such period, to (y) Interest Expense for such period, of at least 2.5 to 1.0 for each Fiscal Quarter.

         9.20.  Consolidated  Funded  Debt to Total  Capitalization.

Maintain a ratio of Consolidated (a) Funded Debt to (b) Total Capitalization plus the amount of unamortized goodwill arising from the acquisition by Borrower of certain assets of Rossville Companies, Inc., Chromatex, Inc. and Rossville Velours, Inc. pursuant to a transaction that closed on November 1, 1993, not in excess of 1 to 1.82 (55%) for each Fiscal Quarter.

         9.21.  Environmental Provisions and Indemnity.

                  (a) Borrower will promptly notify the Banks of any change in the nature or extent of (i) any Hazardous Substances maintained on, in or under the Real Property or used or emitted in connection therewith and (ii) any wetlands located on the Real Property.

                  (b) Borrower will at all times while Agent has any interest in or lien on the Real Property, operate the Real Property in material compliance with the Acts (including any required remediation with respect to Hazardous Substances) and will insure that the Real Property continues to be in material compliance with all applicable federal, state and local, environmental laws, statutes, ordinances and regulations, including but not limited to the Acts.

                  (c) Borrower will notify Agent immediately upon receipt by Borrower of any citations, orders, notices, consent agreements, lawsuits, claims, or similar communication from a Governmental Authority or third party alleging a violation of any Act or a violation of the common law as it may relate to Hazardous Substances or wetlands.

                  (d) Borrower will obtain and maintain all licenses, permits and approvals required with respect to the existence, extent and nature of any Hazardous Substances on, in or under the Real Property or used or emitted in connection therewith and will remain in compliance in all material respects with all such licenses, permits and approvals.

                  (e) Borrower will furnish to Agent promptly upon receipt copies of any and all environmental assessments, reports, studies, audits or approvals performed with respect to the Real Property or any portion thereof.

                  (f) Borrower  shall  indemnify  and hold the Agent and each of the Banks and each of their respective directors, officers, shareholders and employees harmless from and against any and all damages, penalties, fines, claims, liens, suits, liabilities, costs (including clean-up costs) judgments and expenses (including reasonable attorney's, consultants' or experts' fees and expenses) of every kind and nature suffered by or asserted against either of the Banks as a direct or indirect result of (i) any warranty, representation, covenant or portion thereof made by Borrower in this Section 9.21 or Section 7.15 being false or untrue in any respect or, any requirement under any Act, which requires the elimination or removal of any Hazardous Substances by either of the Banks, Borrower or any transferee of Borrower or such Bank, (ii) any default by the Borrower in the observance or performance of the covenants and agreements contained in this Section 9.21, or (iii) as a result of any requirement under any Act or any agreement to which Borrower is a party or by which is bound; or (iv) which are imposed on Borrower, the Banks or any other party having an interest in the Real Property by any court or regulatory agency, in connection with the elimination, storage, handling, treatment or removal of any Hazardous Substances; provided, however, that Borrower's obligation to indemnify and hold harmless as set forth above shall not exist with respect to any matter which can be attributed solely to actions of the Banks or to circumstances which come into existence after Borrower has ceased to occupy and control any such Real Property.

                  (g) Borrower's obligations hereunder to the Banks shall not be limited to any extent by the terms of the Loan Documents and, as to any act or occurrence prior to payment in full and satisfaction of the Loan Documents which gives rise to liability hereunder, shall continue, survive and remain in full force and effect notwithstanding payment in full and satisfaction of the Loan Documents or foreclosure under the Loan Documents, or delivery of a deed in lieu of foreclosure.

         9.22.  [INTENTIONALLY LEFT BLANK]

         9.23.  [INTENTIONALLY LEFT BLANK]

         9.24.  [INTENTIONALLY LEFT BLANK]

SECTION 10. Negative Covenants of Borrower. Borrower covenants and agrees that from the date hereof until payment in full of the principal and interest on the Notes and other obligations hereunder, unless each of the Banks shall otherwise have consented prior thereto in writing, it will not, nor will it permit any Subsidiary to, either directly or indirectly:

         10.1. Limitations on Liens. Incur, create, assume or, permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, or permit any Subsidiary to incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, upon any of item property or assets of any character now owned or hereafter acquired including those arising under conditional sales or other title retention agreements except for Permitted Encumbrances and liens arising under the Loan Documents and except for consensual liens securing non interest-bearing purchase money obligations, payable over a term not to exceed two (2) years, given to vendors of equipment.

         10.2. Guarantee. Guarantee, assume, endorse or otherwise become or remain directly or contingently liable in connection with the obligations of any other Person, excluding any Subsidiary, or permit any Subsidiary to guarantee, assume, endorse or otherwise become or remain directly or contingently liable in connection with the obligations of any other Person, excluding the Borrower, other than:

                (i) the endorsement of negotiable instruments in the ordinary course of business for deposit or collection;

               (ii) guaranties by the Borrower or any of its Subsidiaries of or with respect to industrial revenue bonds and obligations listed on Exhibit 6 hereof and any extensions, modifications, refinancings, refundings or replacements thereto or thereof; and

              (iii) other guaranties not exceeding $2,000,000 in the aggregate.

         10.3.  [RESERVED]

         10.4. Consolidation or Merger. Enter into any transaction of merger or consolidation except that (i) another corporation may be merged into Borrower or a Subsidiary provided that no Default shall exist hereunder immediately before or following such merger, and (ii) a Subsidiary may merge into Borrower or another Subsidiary.

         10.5. Sale of Assets, Dissolution, etc. During any Fiscal Year transfer, sell, assign, lease or otherwise dispose of, or permit any Subsidiary to transfer, sell, assign, lease or otherwise dispose of, more than $5,000,000 in fair market value of its properties or assets except in the ordinary course of business, or any of its accounts, notes, franchises or contract rights, or any stock or any indebtedness of any Subsidiary or any assets or properties necessary for the proper conduct of its business, or change the nature of its business, or wind up, liquidate or dissolve, or agree to do any of the foregoing, or permit any Subsidiary to do so, except that any Subsidiary may dissolve or transfer all or any mart of its properties and assets to Borrower or another Subsidiary.

         10.6.  [INTENTIONALLY LEFT BLANK]

         10.7. Loans and Investments. Make any investment, loan or advance of money, credit or property to any Person or Persons if, after giving effect to such investment, loan or advance, the aggregate amount of all outstanding investments, loans or advances made by the Borrower and its Subsidiaries since the date of this Agreement and that remain outstanding would exceed $5,000,000. The Borrower shall make no investments in or advances to any Subsidiary; provided, however, that the Borrower may make investments in and advances to Canada and Rayonese in an amount not to exceed
$25,000,000 at any time outstanding, to purchase equipment to be used by Rayonese in its operations and to provide working capital to Canada and Rayonese.

         10.8. Fiscal Year. Change the date of its Fiscal Year end from the Sunday closest to April 30.

         10.9.  [RESERVED]

         10.10. Rental Obligations. Incur, create, assume or permit to exist during any Fiscal Year, in respect of leases of real or personal property, rental obligations or other commitments thereunder by Borrower and any of its Subsidiaries or make any direct or indirect payment, whether as rent or otherwise, for fixed or minimum rentals, percentage rentals, property taxes, or, insurance premiums, if the amount paid in or payable with respect to any such Fiscal Year exceeds $4,000,000.

         10.11. Prepayments. Retire or prepay prior to its stated maturity any Consolidated Funded Debt (other than (i) non interestbearing purchase money obligations payable over a period not to exceed two (2) years, given to vendors of equipment, and (ii) certain subordinated indebtedness evidenced by a promissory note dated December 14, 1994 in the principal amount of $1,000,000 payable by the Borrower to Rossville Investments, Inc. having a term of repayment in excess of one year, including any renewals, other than indebtedness to either of the Banks arising hereunder or obligations under industrial revenue bonds, or pay rental obligations more than 30 days in advance of the time for payment called for in the lease.

         10.12. Other Indebtedness. Incur any additional Consolidated Funded Debt other than

                  (1) indebtedness existing as of the Closing Date and any refinancings, refundings or extensions thereof,

                  (2) non interest-bearing purchase money obligations payable over a period not to exceed two (2) years given to vendors of equipment, and

                  (3) unsecured indebtedness for borrowed money in an aggregate amount of up to $50,000,000 outstanding at any time, provided that the agreement or indenture pursuant to which such indebtedness is issued or otherwise governed shall have been approved by the Required Banks, such approval not to be unreasonably withheld (it being understood that the Required Banks will approve such debt if the terms, covenants and conditions governing such debt are no more restrictive than those contained in this Agreement), and provided further that (i) upon the incurrence thereof the Borrower shall promptly make the mandatory prepayment on the Term Loan required by Section 3.4(b) hereof and (ii) to the extent that the net proceeds of such debt exceed the outstanding principal balance of the Term Loan on the date such proceeds are received by the Borrower, the aggregate Revolving Credit Commitments of the Banks will be reduced by the amount of such excess.

SECTION 11.       Events of Default.

         11.1. Definition. An "Event of Default" shall exist if any of the following shall occur:

                  (a) Payment of Principal. The Borrower fails to make any payment of principal on any of the Obligations hereunder (including the Revolving Loans, the Term Loan, the Tender Advances, the BA Obligations and the LOC Obligations) within 15 days of the date such payment is due; or

                  (b) Payment of Interest and other amounts. The Borrower fails to make any payment of interest on any of the Obligations hereunder (including the Revolving Loans, the Term Loan, the Tender Advances, the BA Obligations and the LOC Obligations) or fees or other amounts owing hereunder within 15 days of the date such payment is due; or

                  (c) Payment of Other Obligations. The Borrower or any Subsidiary defaults in the payment of principal or interest on any other Consolidated Funded Debt (other than the indebtedness to either of the Banks arising hereunder), or on any indebtedness incurred by reason of restrictive investments relating to industrial revenue bond financing, beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or conditions contained in any agreement under which any such obligation is created, if the effect of such default is to cause such obligation to become due prior to its stated maturity; or

                  (d) Representation of Warranty. Any representation made by Borrower herein, or in any schedule, exhibit or certificate furnished in connection with or pursuant to this Agreement or any of the Bond Documents to which the Borrower is a party shall be false, misleading or incomplete in any material respect on the date as of which made; or

                  (e) Financial Covenants. The Borrower or any Subsidiary defaults in the performance or observance of any agreement or covenant contained in Sections 9.15 through

         9.20, and Section 10 hereof, unless such default is waived by the Required Banks within ten (10) days after the Borrower acquires knowledge thereof; or

                  (f) Other Covenants. The Borrower or any Subsidiary defaults in the performance or observance of any agreement, covenant, term or condition binding on it contained herein or in any instrument securing or guaranteeing any of the Notes and such default shall not have been remedied or waived by the Required Banks within thirty (30) days (or any shorter period set forth herein or in such agreement or document) after written notice shall have been received by it from either of the Banks; or

                  (g) Liquidation or Dissolution. The commencement of the liquidation or dissolution of the Borrower, or suspension of the business of the Borrower or filing by either the Borrower or a Subsidiary of a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Reform Act of 1978, as amended (the "Bankruptcy Code"), or under any other insolvency act or law, state or Federal, now or hereafter existing, or any other action of either Borrower or any Subsidiary indicating its consent to, approval of, or acquiescence in any such petition or proceeding, or the application by either the Borrower or any Subsidiary for (or the consent or acquiescence to) the appointment of a receiver or a trustee of either the Borrower or any Subsidiary or an assignment for the benefit of creditors, the inability of either the Borrower or any Subsidiary or the admission by either the Borrower or any Subsidiary in writing of its inability to pay its debts as they mature; or

                  (h) Bankruptcy, etc. The filing of an involuntary petition against either the Borrower or any Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the Bankruptcy Code or under any other insolvency act or law, state or Federal, now or hereafter existing, or the involuntary appointment of a receiver or trustee of either the Borrower or any Subsidiary or for all or a material part of its property and the continuance of any of such action for sixty (60) days undismissed or undischarged; or the issuance of an order for attachment, execution or similar process against any material part of the property of either the Borrower or any Subsidiary and the continuance of any such order for ten (10) days undismissed or undischarged; or

                  (i) Order of Dissolution. The entry of an order in any proceedings against the Borrower or any Subsidiary decreeing the dissolution or split-up of the Borrower or any Subsidiary; or

                  (j) Judgment. The entry of a final judgment against the Borrower or a Subsidiary, which with other outstanding final judgments against the Borrower or any Subsidiary exceeds an aggregate of $25,000, if within twenty (20) days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal, or if within ten (10) days after the expiration of any such stay such judgment shall not have been discharged; or

                  (k) Bond Documents. The occurrence of an event of default under any of the Bond Documents.

         11.2. Remedies. If an Event of Default occurs, the Agent shall upon the direction of the Required Banks (subject to the provisions of Section 13.3(d) hereof) take any or all of the following action, by notice to the Borrower:

                  (i) terminate the Commitments, whereupon they shall immediately terminate;

                  (ii) declare the Obligations (together with accrued interest thereon) and all other amounts due hereunder to be, and whereupon they shall become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

                  (iii) direct the Borrower to immediately pay to the Agent cash collateral in an amount equal to 100% of the BA Obligations and LOC Obligations then outstanding as security for the payment thereof;

                  (iv) direct the Issuing Bank to (A) declare all Tender Advances and all other amounts due in connection therewith and all interest accrued thereon to be immediately due and payable, and upon such declaration the same shall become and be immediately due and payable, without presentment, protest or other notice of any kind, all of which are hereby waived by the Borrower, (B) notify the Trustees of such occurrence and thereby require each Trustee immediately to declare the principal of all bonds then outstanding and the interest accrued thereon immediately due and payable in accordance with the terms of the respective Indenture, and (C) pursue all other remedies available to it by contract, at law or in equity.

         (v) exercise and enforce such further rights and remedies as may be available under or in connection with this Agreement or any of the other Loan Documents, including, without limitation, rights and remedies relating to Pledged Bonds set out in Section 14 hereof;

provided,  however, that notwithstanding the foregoing,  if any

Event of Default specified in clause (g), (h) or (i) of Section 11.1 occurs, then without notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall automatically and immediately terminate, and the Obligations (together with accrued interest thereon) and all other amounts due hereunder shall be and become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 12.       The Agent.

         12.1. Appointment. The Banks hereby designate and appoint First Union as Agent to act as specified herein. Each Bank hereby irrevocably authorizes, and each holder of any Note or other Obligation hereunder by the acceptance of such Note or Obligation shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof and such other powers as are reasonably incidental thereto. Each Bank agrees that no Bank shall have any right individually to seek or to enforce the provisions of any of the Loan Documents or to realize upon the security granted by any mortgage or security agreement, it being understood and agreed that such rights and remedies may be exercised solely by the Agent for the benefit of the Banks upon the terms of the mortgages or security agreement, if any.

         12.2. Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement. Neither the Agent, nor any of its officers, directors, employees or agents, shall be liable to the Banks for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Bank; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein.

         12.3. Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank, to the extent it has deemed and shall deem appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of Extensions of Credit hereunder and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and, except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of Extensions of Credit, or at any time or times thereafter. The Agent shall not be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any other Loan Documents or in any document, certificate or other writing delivered in connection herewith or therewith or for the execution, collectability, priority or sufficiency of this Agreement or the financial condition of the Borrower, or any other Person or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this, Agreement or the financial condition of the Borrower, or any other Person or the existence or possible existence of any Default or Event of Default.

         12.4. Certain Rights of the Agent. If the Agent shall request instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall incur no liability to any Person by reason of so refraining. The Agent shall be fully justified in failing or refusing to take any action hereunder (i) if such action would, in the opinion of the Agent, as the case may be, be contrary to law or the terms of this Agreement, (ii) if it shall not receive such advice or concurrence of the Required Banks as it deems appropriate or (iii) if it shall not first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent (absent the Agent's gross negligence or willful misconduct) as a result of the Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Banks.

         12.5. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         12.6. Indemnification. To the extent the Agent is not reimbursed and indemnified by or on behalf of the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their Revolving Credit Commitments hereunder (prior to the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Obligations and other amounts due hereunder) and in proportion to the principal amounts due and owing each Bank from time to time hereunder (after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Obligations and other amounts due hereunder), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement; provided, however, that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, audits, costs, expenses or disbursements, finally determined by a court of competent jurisdiction and not subject to any appeal, to be resulting from the Agent's gross negligence or willful misconduct.

         12.7. The Agent in its Individual Capacity. With respect to its obligations to make Extensions of Credit under this Agreement, and with respect to Extensions of Credit made by it and the Notes issued to it, the Agent shall have the same rights and powers as any other Bank or holder of a Note and may exercise the same as though it were not performing the agency duties specified herein; and the term "Banks," "Holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity.

         12.8. Holders. The Agent may deem and treat the payee of any Note or holder of any Obligation as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note or other Obligation shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or other Obligation or of any Notes issued in exchange therefor.

         12.9. Reimbursement. Each of the Banks agrees to reimburse the Agent for such Bank's pro rata share (based on their respective Revolving Credit Commitments prior to the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Notes and other amounts due hereunder, and based on the principal amounts due and owing each Bank from time to time hereunder from and after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof of the Notes and other amounts due hereunder) of the Agent's expenses to the extent the Agent is not reimbursed by the Borrower upon demand. If any amounts so paid to the Agent by the Banks are subsequently paid to the Agent by the Borrower or by a representative or successor in interest of the Borrower, the Agent shall promptly upon its receipt of any such amounts distribute the same to the Banks on the same basis as such amounts were originally paid by the Banks to the Agent. In no event shall the Banks be responsible for the normal overhead costs and expenses incident to the performance by the Agent of its agency duties hereunder.

         12.10. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the non-payment of principal of or interest on the Loans or commitment or facilities fee due hereunder) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default." In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each non-payment of principal of or interest on the Loans or commitment or facilities fee due hereunder, whether or not it has received any notice of the occurrence of such non-payment. The Agent shall (subject to Section 13.1 hereof) take such action with respect to such Default or Event of Default as shall be directed by the Banks pursuant to Section 11.2, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the beet interests of the Banks.

         12.11. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 12.6 of this Agreement against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

         12.12. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.

         12.13. Annual Fee. The Borrower shall pay to the Agent a fee in the amount of $12,500 per annum, which shall be payable annually in advance on April 1 of each year (with, in the case of such fee payable on April 1, 1996, proper credit being given for the annual fee paid on November 15, 1995).

SECTION 13.       Miscellaneous.

         13.1. Amendments and Waivers. (a) Any provision of this, Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, for so long as First Union and Wachovia are the only Banks hereunder, be effective unless signed by both First Union and Wachovia and in no event shall any such amendment or waiver, unless signed by all the Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Obligation or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Obligation or any fees hereunder, (iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or other Obligations, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement,
(vi) change the manner of application of any payments made under this Agreement or the Notes, (vii) release or substitute all or any substantial part of the collateral (if any) held as security for the Obligations, or (viii) release any guaranty given to support payment of the Obligations.

                  (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to each Bank forthwith following the date on which the same shall have been executed and delivered by the Bank. The Borrower will not, directly or indirectly, pay or cause to be paid any renumeration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such renumeration is concurrently paid, on the same terms, ratably to each Bank. Further, the Borrower agrees that it will not pay any fee or other remuneration to any Bank or any affiliate of a Bank unless such fees or remuneration are shared ratably with the other Banks hereunder, except for (i) fees and other amounts which are specifically payable to a Bank hereunder for its own account (such as fees and expenses payable to the Agent pursuant to 12.13 and to the Issuing Bank pursuant to Section 4.5(g) hereof), and (ii) placement and remarketing fees payable in connection with VRDN Programs, but only where such fees are disclosed to the Agent and the other Banks.

         13.2. Ratable Sharing of Set-Offs, Payments. Each Bank agrees that if, prior to the occurrence of Event of Default and acceleration pursuant to Section
11.2 hereof, it shall, by exercising any right of set-off or counterclaim or otherwise, or by receipt of any funds from the Borrower or any other source for application to the obligations of the Borrower under this Agreement, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Obligations held by it hereunder which is greater than the proportion received by the other Bank in respect of the aggregate amount of all principal and interest due with respect to the Obligations held by such other Bank hereunder, the Bank receiving such proportionately greater payment shall purchase (to the extent of such proportionately greater payment) such participations in the Obligations held by the other Bank, and such other adjustments shall be made, as may be required, so that all such payments of principal and interest with respect to the Obligations held by the Banks shall be shared by the Banks pro rata (based upon all amounts due to the Banks hereunder, including without limitation under the Notes and under Section 4.4 hereof). Each Bank hereby agrees that if, from and after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof, it shall by exercising any right of set-off or counterclaim or otherwise or by receipt of any funds from the Borrower or any other source for application to the obligations of the Borrower pursuant to this Agreement, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Obligations held by it and other amounts due it hereunder (including without limitation amounts due it pursuant to Section 4.4 hereof) which is greater than the proportion received by the other Bank in respect of the aggregate amount of all principal and interest due with respect to the Obligations held by such other Bank and other amounts due it hereunder, the Bank receiving such proportionately greater payment shall purchase (to the extent of such proportionately greater payment) such participation in the Obligations held by and other amounts due hereunder (including without limitation those due under
Section 4.4 hereof) to the other Bank and such other adjustments shall be made as may be required, so that all such payments of principal and interest to the Banks with respect to the Obligations held by and other amounts due hereunder shall be shared by the Banks pro rata (based upon all amounts due to the Banks hereunder, including without limitation under the Notes and under Section 4.4 hereof). Notwithstanding any contrary provision of this Section, however, (i) nothing in this Section shall impair the right of any Bank prior to the occurrence of an Event of Default, to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of any amounts due by the Borrower to such Bank under the provisions of
Section 4.4 hereof, (ii) nothing in this Section shall impair the right of any Bank to exercise at any time any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes or this Agreement, and (iii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from the other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or other Obligation or other amounts due hereunder, acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of it participation were a direct creditor of the Borrower in the amount of such participation. Each Bank further agrees that, after the occurrence of an Event of Default and acceleration pursuant to Section 11.2 hereof, proceeds from any property securing the Obligations shall be applied pro rata to the indebtedness (if any) owing to each Bank under Interest Rate Agreements between Borrower and such Bank only at such time after all of the principal and interest with respect to the Notes and other Obligations and other amounts due to each Bank hereunder (including, without limitation, those due under Section 4.4 hereof) shall have been paid in full.

         13.3.  Successors and Assigns.  (a) The provisions of this

Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                  (b) Either Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan or Obligation owing to such Bank, and the Note held by such Bank, the Commitments of such Bank or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Obligation for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Obligation or for the payment of other amounts due hereunder, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Obligation or other amounts due hereunder or (iii) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) commitment or facilities fee is payable hereunder from the rate at which the Participant is entitled to receive interest, facilities fee or commitment fee (as the case may be) in respect of such participation. Each Bank selling a participating interest in any Obligation, Note,
         Commitment or other interest under this Agreement shall, within ten Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant.

                  (c) Any Bank may at any time, with the prior consent of Borrower whose consent shall not be unreasonably withheld, assign to a bank or financial institution (an "Assignee") all, or a proportionate part of all, of its rights and obligations under, this Agreement and the Notes, and such Assignee shall assume all such rights and obligations pursuant to an Assignment and Acceptance in the form attached hereto as Exhibit 7, executed by such Assignee, such transferor Bank and the Agent (and, prior to the occurrence of an Event of Default, if the Assignee is not then a Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitments and (ii) no interest less than $5,000,000 may be sold by a Bank pursuant to this paragraph (c). Upon (A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower and the Agent, and (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall for all purposes be a Bank party to this Agreement and shall have the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party thereto with Commitments as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the other Bank or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c) and upon request by such Assignee, the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to each of such Assignee and such transferor Bank.

                  (d) In the event of a disagreement between the Banks as to whether the Obligations and other amounts due hereunder should after the occurrence of an Event of Default hereunder be accelerated by the Agent or whether the Agent should proceed to foreclose against and sell collateral security, if any, pursuant to the provisions of Section 11.2 hereof, the Bank or Banks desiring not to accelerate or to foreclose (the "Non-Electing Bank(s)") shall have the right to acquire all the rights and obligations under this Agreement and the Notes, of the other Banks(s) (the "Electing Bank(s)"). To facilitate the right granted pursuant to this Section, the Agent shall, upon receipt of notice from any Electing Bank(s) requesting that it accelerate or foreclose pursuant to Section 11.2 hereof and prior to such acceleration or foreclosure, provide the Non-Electing Bank(s) notice thereof, whereupon the Non-Electing Bank(s) shall have a period of time not exceeding fifteen (15) days (except if such Non-Electing Bank is First Union, First Union shall have thirty (30) days) within which to elect by Notice to the Agent and the Electing Bank(s) to purchase the rights and obligations of the Electing Bank(s). Such purchase shall occur on the date (which shall be a Business Day) set forth in such notice not later than ten (10) days from the date of such notice. Such purchase shall be evidenced by an Assignment and Acceptance in the form of Exhibit 7. If there are two or more Non-Electing Banks, the Non-Electing Banks shall be entitled to purchase the rights
         and,   obligations  of  the  Electing  Banks  in  proportion  to  their
         Commitments or, if the Commitments have then been terminated, in proportion to the outstanding principal amounts of the Obligations then held by such Non-Electing Banks.

                  (e) Subject to the provisions of Section 13.4, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and any prospective Transferee any and all financial and other information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

         13.4. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however, that nothing herein shall prevent any Bank from disclosing such information (i) to the other Bank, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, either Bank or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel and independent auditors and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 13.4.

         13.5. Unavailability of Adjusted LIBOR Rate. If, with respect to any Fiscal Month in which the Agent is requested by Borrower to provide an interest rate quote for a Term Loan Interest Rate or Revolving Loan Interest Rate based on the Adjusted LIBOR Rate and the Agent, in its sole opinion, determines that such a quote cannot be made because the LIBOR Base Rate is not available, then in that event, the Term Loan Interest Rate and Revolving Loan Interest Rate based on the Adjusted LIBOR Rate shall be suspended until such time as the Agent shall have concluded that the LIBOR Base Rate is available.

         13.6. Increased Costs. If, at any time after the date hereof, and from time to time, any Bank determines that the adoption or modification of any applicable law, rule or regulation regarding such Bank's required levels of reserves, insurance or capital (including any allocation of capital requirements or conditions), or similar requirements, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation administration or compliance of such Bank with any of such requirements, has or would have the effect of (i) increasing such Bank's costs relating to the Loans hereunder, or (ii) reducing the yield or rate of return of such Bank on the Loans hereunder, to a level below that such Bank could have achieved but for the adoption or modification of any such requirements, Borrower shall, within fifteen (15) days of any request by the Agent or such Bank, pay to the Agent such additional amounts as (in such Banks sole judgment, after good faith and reasonable computations, which determinations shall be conclusive absent manifest error) will compensate such Bank for such increase in costs or reduction in yield or rate of return of such Bank. No failure by the Agent or any Bank to demand payment of any additional amounts payable hereunder shall constitute a waiver of such Bank's right to demand payment of any amounts arising at any subsequent time. Nothing herein contained shall be construed or so operate as to require Borrower to pay any interest, fees, costs or charges greater than is permitted by applicable law.

         13.7. Headings; Table of Contents. The section and other headings contained in this Agreement and the Table of Contents which precedes this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect.

         13.8. Lawful Charges. It is the intent of the parties that the rate of interest and all other charges due from the Borrower be lawful, and if, for any reason, payment of a portion of interest or charges as required by this Agreement or the Notes or in connection with Accepted Drafts would exceed the limit established by applicable law, then the obligation to pay interest or charges shall automatically be reduced to such limit and if any amounts in excess of such limits shall have been paid, then such amounts shall be applied to the unpaid principal amount of the Notes or refunded so that under no circumstances shall interest or charges required hereunder exceed the maximum rate allowed by law.

         13.9. Conflict of Terms. The provisions of the Notes and the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement, if any provision contained in this Agreement is in conflict with or inconsistent with any provision of the Notes or the other Loan Documents, the provision contained in this Agreement shall control.

         13.10. Notices. All notices, requests and demands to or upon the respective parties hereto shall be deemed to have been given or made, in the case of telegraphic, telecopy, telex or cable communication, when the same is telegraphed, telecopied and the telecopy is confirmed by telephone or return telecopy, telexed and confirmed by telex answerback, or delivered to the cable company, respectively, when sent by a reputable overnight courier, when the same is delivered to the applicable address described below, and when mailed, when deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, addressed as follows or to such other address as may be hereafter designated in writing by the respective parties hereto:



           The Borrower:             Culp, Inc.
                                     101 S. Main Street
                                     Post Office Box 2686
                                     High Point, North Carolina 27261-2686
                                     Attention:  Franklin N. Saxon
                                              Vice President and Chief Financial
                                              Officer
                                     Telecopy No. 910/887-7089

           First Union
           or the Agent:             First Union National Bank of North
                                       Carolina
                                     300 N. Greene Street
                                     P.O. Box 21965
                                     Greensboro, North Carolina  27420
                                     Attention:  Kent Phillips
                                       Vice President
                                     Telecopy No. 910/378-4043

           Copy to:                  First Union National Bank of North
                                       Carolina
                                     201 South College Street
                                     Charlotte, North Carolina 28288-0656
                                     Attention:  Pat McCormick
                                     Telecopy No. 704/374-4820

           Wachovia:                 Wachovia Bank of North Carolina
                                     200 North Main Street
                                     Post Office Box 631
                                     High Point, North Carolina 27261
                                     Attention:  Pete T. Callahan
                                       Vice President
                                     Telecopy No. 910/887-1962

         13.11. Survival of Agreements. All agreements, representations and warranties made herein shall survive the delivery of the Notes and the other Loan Documents.

         13.12. Governing Law. This Agreement and the Notes issued hereunder shall be governed by and construed in accordance with the laws of the State of North Carolina.

         13.13. Enforceability of Agreement. Should any one or more of the provisions of this Agreement, the Notes or the other Loan Documents be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         13.14. Stamp or Other Tax. Should any stamp or excise tax become payable under the laws of the United States or North, Carolina, or a subdivision thereof or municipality therein in respect of this Agreement or the Notes or any modification hereof or thereof, Borrower shall pay the same (including interest and penalties if any) and shall hold each of the Banks harmless with respect thereto.

         13.15. Counterparts and Effectiveness. This Agreement may be executed by the parties hereto in any number of counterparts and each counterpart shall be deemed to be an original but all shall constitute together but one and the same Agreement.

         13.16. Fees and Expenses. Whether or not any loans are made hereunder, the Borrower agrees to pay, or reimburse each of the Banks, for actual out-of-pocket expenses, including reasonable counsel fees, incurred by such Bank in connection with the preparation, execution, amendment, administration of this Agreement, the Notes and the other Loan Documents, and, with respect to enforcement of this Agreement, the Notes and the other Loan Documents, reasonable attorneys fees.

         13.17. Liens; Set Off by Banks. The Borrower hereby grants to each Bank a continuing lien for the Notes and all other indebtedness of Borrower to such Bank upon any and all monies, securities and other property of Borrower and its Subsidiaries and the proceeds thereof, now or hereafter held or received by, or in transit to such Bank from or for Borrower, and also upon any and all deposits (general or special) and credits of Borrower and its Subsidiaries, if any, against such Bank, at any time existing. Upon the occurrence of any Event of Default as specified above, each such Bank is hereby authorized at any time and from time to time, without prior notice to Borrower and its Subsidiaries, to set off, appropriate and apply any and all items herein referred to against all indebtedness or obligations of Borrower to such Bank, whether under this Agreement, the Notes or otherwise, whether now existing or hereafter arising.

         13.18. Loan Documents. Any individual or collective reference to any of the Loan Documents in any of the other Loan Documents to which the Borrower or any of its Subsidiaries is a party shall mean, unless otherwise specifically provided, such Loan Document as amended by this Agreement, and as it is further amended, restated, supplemented or modified from time to time and any substitute or replacement therefor or renewals thereof, including without limitation, all references to the 1994 Amended and Restated Credit Agreement, which shall mean the 1995 Amended and Restated Credit Agreement as amended and restated hereby.

         13.19. Entire Agreement. This Agreement constitutes the entire Agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous agreements and understandings of the parties in connection with it, including without limitation that certain commitment letter agreement between the Borrower and First Union dated February 24, 1994.

         13.20. Survival of Certain Provisions Upon Termination. Upon termination of this Agreement, the provisions of the Sections of this Agreement, together with the definitions of the capitalized terms used therein, shall remain in full force and effect to the extent that such sections are incorporated by reference in any other agreement, instrument or document between the Borrower and the Agent or the Banks or either of them, acting in any capacity, or between the Borrower and any third party. Upon termination of this Agreement, the indemnity provisions of Section 9.21 shall remain in full force and effect.

         13.21. Accounting Terms and Computations. Whenever any accounting term shall be used in this Agreement or the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for purposes of this Agreement, such accounting term, determination or computation shall, to the extent applicable and except as otherwise specified in this Agreement, be defined or made (as the case may be) in accordance with those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board or The American Institute of Certified Public Accountants or which have other authoritative support and are applicable in the circumstances as of the date of application, as such principles are from time to time supplemented or amended; provided, however, that there shall be no instance of upward revaluation of assets; provided, further, however, that if any change in generally accepted accounting principles from those applied in the preparation of the financial reports referred to in Section 9.1(a) and (b) hereof is occasioned by the promulgation of rules or regulations by the Financing Accounting Standards Board, or The American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), the effective date of which change is after the date of said financial statements, and such change results in a change in the method of calculation of financial covenants, standards or terms found in this Agreement, the parties hereto agree to enter into good faith negotiations in order to amend such provisions so as to reflect, such change as if such change had not been made; and provided, further, however, that until such time as the parties agree upon such amendments, such financial covenants, standards and terms shall be construed and calculated as though such change had not taken place.

         13.22. Obligations Several. The obligation of each Bank hereunder is several, and neither the Agent nor any Bank shall be responsible for the obligation or the commitment of any other Bank.


SECTION 14.       Pledge of Bonds.

         14.1. The Pledge. The Borrower hereby pledges, assigns, hypothecates, transfers, and delivers to each Issuing Bank all of its right, title and interest to, and hereby grants to each Issuing Bank a first lien on, and security interest in, all right, title and interest of the Borrower in and to the following (hereinafter collectively called the "Pledged Collateral"):

                  (i) all Pledged Bonds purchased with a drawing under a Letter of Credit of such Issuing Bank;


                  (ii) all income, earnings, profits, interest, premium or other payments in whatever form in respect of the Pledged
         Bonds;

                  (iii) all proceeds (cash and non-cash) arising out of the sale, exchange, collection, enforcement or other disposition of all or any portion of the Pledged Bonds.

The Pledged Collateral shall serve as security for the payment and performance when due of any and all duties, debts, liabilities and obligations of the Borrower (either directly, as maker, or indirectly, as guarantor, surety, endorser or otherwise) to the Issuing Bank, whether now or hereafter existing, howsoever arising or incurred or evidenced under this Agreement or under the reimbursement note or other instrument, including without limitation all LOC
Obligations and Tender Advances owing to such Issuing Bank (hereinafter collectively called the "Pledge Obligations"). The Borrower shall deliver, or cause to be delivered, the Pledge Bonds to the Issuing Bank or to a pledge agent designated by the Issuing Bank immediately upon receipt thereof.

         14.2. Remedies Upon Default. If any Event of Default shall have occurred and be continuing, the Issuing Bank, upon direction by the Agent in accordance with Section 11.2, may without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon the Borrower or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith collect, receive appropriate and realize upon the Pledged Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Issuing Bank's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Issuing Bank upon any such sale or sales, public or private, to purchase the whole or any part of said Pledged Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby expressly waived or released. The Issuing Bank shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Collateral or in any way relating to the rights of the Issuing Bank hereunder, including reasonable attorney's fees and legal expenses, to the payment in whole or in part of the Pledge Obligations in such order as the Issuing Bank may elect, the Borrower remaining liable for any deficiency remaining unpaid after such application, and only after so applying such net proceeds and after the payment by the Issuing Bank of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Uniform Commercial Code, need the Issuing Bank account for the surplus, if any, to the Borrower. The Borrower agrees that the Issuing Bank need not give more than ten days notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Borrower if it has signed after Default a statement renouncing or modifying any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to the Issuing Bank in this Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Pledge Obligations, the Issuing Bank shall have all the rights and remedies of a secured party under the Uniform Commercial Code in effect in the State of North Carolina at that time.

         If the Issuing Bank sells any of the Pledged Collateral pursuant to this Section 14.2, the Issuing Bank agrees that it will reinstate the Letter of Credit relating thereto in an amount sufficient to cover all the principal and interest components in accordance with the terms and requirements of the Letter of Credit and Indenture relating thereto.

         14.3. Valid Perfected First Lien. The Borrower covenants that the pledge, assignment and delivery of the Pledged Collateral hereunder will create a valid, perfected, first priority security interest in all right, title or interest of the Borrower in or to such Pledged Collateral, and the proceeds thereof, subject to no prior pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance or to any agreement purporting to grant to any third party a security interest in the property or assets of the Borrower which would include the Pledged Collateral. The Borrower covenants and agrees that it will defend the Issuing Bank's right, title and security interest in and to the Pledged Collateral and the proceeds thereof against the claims and demands of all persons whomsoever.

         14.4. Release of Pledged Bonds. Pledged Bonds shall be released from the security interest created hereunder upon satisfaction of the Pledge Obligations with respect to such Pledged Bonds and receipt by the Trustee of notification from the Issuing Bank of the reinstatement of the respective Letter of Credit as provided in the respective Indenture.


                                   [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, Borrower and each of the Banks have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                        CULP, INC.

[CORPORATE SEAL]                        By:
                                                         President

ATTEST:


   (Assistant Secretary)

                                        FIRST UNION NATIONAL BANK OF
                                        NORTH CAROLINA, for itself and
                                        as Agent


                                        By:
                                                          President


                                        WACHOVIA BANK OF NORTH CAROLINA,
                                        N.A.


                                        By:
                                                          President

                                LETTER AGREEMENT


                                  April 1, 1996


Re: 1996 Amended and Restated Credit Agreement dated as of April 1, 1996, by and among Culp, Inc. ("Borrower"), a North Carolina corporation, First Union National Bank of North Carolina ("First Union"), a national banking association, and Wachovia Bank of North Carolina, N.A., ("Wachovia") (First Union and Wachovia being referred to as the "Banks") a national banking association, and First Union, as the Agent ("Agent") for the Banks


Ladies and Gentlemen:

         The undersigned parties hereby acknowledge and agree that all references to the Senior Credit Agreement contained in the Bond Documents (as defined below) shall mean that certain 1996 Amended and Restated Credit Agreement dated as of April 1, 1996, by and among the Borrower, the Banks and the Agent, as amended, modified, supplemented or restated from time to time. For purposes of this Letter Agreement, "Bond Documents" shall mean all, of the documents, as they may be amended, modified, supplemented or restated from time to time, executed in connection with each of the following bond transactions:

         1. $7,900,000 Alamance County, North Carolina, Industrial Revenue Bonds, Series A and B (Culp, Inc. Project)
                  (1988) (Liens held by First Union as Letter of Credit
                  Issuer).

         2.       $3,377,000 Chesterfield County, South Carolina,
                  Industrial Revenue Bonds, Series 1988 (Culp, Inc. Project) (Liens held by First Union as Letter of Credit Issuer).

         3. $4,500,000 Guilford County, North Carolina, Industrial Development Revenue Bonds, Series 1989 (Culp, Inc. Project) (Liens held by Wachovia as Letter of Credit Issuer and by First Citizens Bank & Trust Company as Trustee).

         4. $6,580,000 Anderson County, South Carolina, Industrial Revenue Bonds, Series 1993 (Culp, Inc. Project) (Liens held by First Union as Letter of Credit Issuer).

         5. $6,000,000 Chesterfield County, South Carolina, Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Culp, Inc. Project), Series 1996.

         IN WITNESS WHEREOF, the undersigned parties have hereby executed this Letter Agreement as of the date hereof.


                                           CULP, INC.

                                           By:
                                           Title:


                                           FIRST UNION NATIONAL BANK OF
                                           NORTH CAROLINA, for itself and
                                           as Agent


                                           By:
                                           Title:


                                           WACHOVIA BANK OF NORTH CAROLINA,
                                           N.A.


                                           By:
                                           Title:

                                     Annex I



                          Commitment Amount   Commitment Amount  Commitment Amount       Percentage of
  Name of Banks              Term Loans         Revolving Loans  Letters of Credit  Aggregate Commitments
  -------------          -------------------- -----------------  -----------------  -----------------------

First Union National       $21,600,000          $20,100,000        $13,461,851.12             60.0%
  Bank of North Carolina
300 N. Greene Street
P.O. Box 21965
Greensboro, NC  27420

Wachovia Bank of North     $14,400,000          $13,400,000        $8,974,567.42              40.0%
  Carolina, N.A.
200 North Main Street
Post Office Box 631
High Point, NC  27261

                           $36,000,000          $33,500,000        $22,436,418.54             100.0%



                                                                    Exhibit 1-A

                      THIRD AMENDED AND RESTATED TERM NOTE


$21,600,000                                           High Point, North Carolina
                                                                   April 1, 1996


         FOR VALUE RECEIVED, CULP, INC., a North Carolina corporation (herein called the "Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Bank"), or order, at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA at High Point, North Carolina, in lawful money of the United States of America, the principal amount of Twenty-One Million Six Hundred Thousand Dollars ($21,600,000), such principal amount to be payable in Fifty-Nine (59) consecutive equal monthly installments of $300,000.00, payable on the tenth Business Day of each Fiscal Month of the Borrower commencing April 12, 1996 and (ii) one final installment of $3,900,000 payable on March 1, 2001, together with interest on the unpaid principal amount, such interest payments beginning on the tenth Business Day of the first Fiscal Month of the Borrower following the date hereof, as provided in the 1996 Amended and Restated Credit Agreement between the Borrower, the Bank (for itself and as Agent) and Wachovia Bank of North Carolina, N.A., dated as of April 1, 1996 (as amended, restated, modified or supplemented, the "Credit Agreement").

         This Note is the First Union Term Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein. This Note is a replacement of, and evidences the same indebtedness as, that Second Amended and Restated First Union Term Note dated July 1, 1995. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

         In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorney's fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.


                                           CULP, INC.


[CORPORATE SEAL]                           By:
                                                          President
ATTEST:


Secretary

                                                                   Exhibit 1-B

                      THIRD AMENDED AND RESTATED TERM NOTE

$14,400,000                                          High Point, North Carolina
                                                                  April 1, 1996


         FOR VALUE RECEIVED, CULP, INC., a North Carolina corporation (herein called the "Borrower"), promises to pay to the order of WACHOVIA BANK OF NORTH CAROLINA, N.A. (the "Bank"), or order, at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (as the Bank's Agent and for the benefit of the Bank) at High Point, North Carolina, in lawful money of the United States of America, the principal amount of FOURTEEN MILLION FOUR HUNDRED THOUSAND DOLLARS ($14,400,000), such principal amount to be payable in Fifty-Nine (59) consecutive equal monthly installments of $200,000.00, payable on the tenth Business Day of each Fiscal Month of the Borrower commencing April 12, 1996 and
(ii) one final installment of $2,600,000 payable on March 1, 2001, together with interest on the unpaid principal amount, such interest payments beginning on the tenth Business Day of the first Fiscal month of the Borrower following the date hereof, as provided in the 1996 Amended and Restated Credit Agreement between the Borrower, the Bank and First Union National Bank of North Carolina for itself and as Agent, dated as of April 1, 1996 (as amended, restated, modified or, supplemented, the "Credit Agreement").

         This Note is the Wachovia Term Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein. This Note is a replacement of, and evidences the same indebtedness as, that Second Amended and Restated Wachovia Term Note dated July 1, 1995. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

         In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorney's fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.


                                               CULP, INC.


[CORPORATE SEAL]                               By:
                                                              President
ATTEST:


Secretary

                                                                    Exhibit 2-A


                FOURTH AMENDED AND RESTATED REVOLVING CREDIT NOTE

$20,100,000                                           High Point, North Carolina
                                                                   April 1, 1996

         FOR VALUE RECEIVED, CULP, INC., a North Carolina corporation (herein called the "Borrower"), promises to pay to the order of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (the "Bank"), or order, on the Revolving Loan Termination Date (as defined in the 1996 Amended and Restated Credit Agreement dated as of the date hereof between the Borrower, the Bank (for itself and as Agent) and Wachovia Bank of North Carolina, N.A. (as amended, restated, modified or supplemented, the "Credit Agreement")), at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA, High Point, North Carolina, in lawful money of the United States of America, the principal amount of Twenty Million One Hundred Thousand and No/100 Dollars ($20,100,000). This Revolving Credit Note shall bear interest on the outstanding principal balance from time to time as provided in the Credit Agreement and interest shall be payable at the times set forth in the Credit Agreement.

         Notwithstanding the foregoing, the Borrower shall be liable for payment to the Bank only for such principal amount of the First Union Revolving Loan (as defined in the Credit Agreement) as is outstanding, together with interest at the rate per annum as aforesaid on the principal amount outstanding from the date of advance.

         This Note is the First Union Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein. This Note is a replacement of, and evidences the same indebtedness as, that Third Amended and Restated First Union Revolving Credit Note dated July 1, 1995. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

         In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorneys' fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.


                                                 CULP, INC.


[CORPORATE SEAL]                                 By:
                                                                President
ATTEST:


Secretary

                                                                    Exhibit 2-B


                FOURTH AMENDED AND RESTATED REVOLVING CREDIT NOTE

$13,400,000                                         High Point, North Carolina
                                                                 April 1, 1996

         FOR VALUE RECEIVED, CULP, INC., a North Carolina corporation (herein called the "Borrower"), promises to pay to the order of WACHOVIA BANK OF NORTH CAROLINA, N.A. (the "Bank"), or order, on the Revolving Loan Termination Date (as defined in the 1996 Amended and Restated Credit Agreement dated as of the date hereof between the Borrower, the Bank and First Union National Bank of North Carolina (for itself and as Agent) (as amended, restated, modified or supplemented, the "Credit Agreement")), at the office of FIRST UNION NATIONAL BANK OF NORTH CAROLINA (as the Bank's Agent and for the benefit of the Bank), High Point, North Carolina, in lawful money of the United States of America, the principal amount of Thirteen Million Four Hundred Thousand and No/100 Dollars ($13,400,000). This Revolving Credit Note shall bear interest on the outstanding principal balance from time to time as provided in the Credit Agreement and interest shall be payable at the times set forth in the Credit Agreement.

         Notwithstanding the foregoing, the Borrower shall be liable for payment to the Bank only for such principal amount of the Wachovia Revolving Loan (as defined in the Credit Agreement) as is outstanding, together with interest at the rate per annum as aforesaid on the principal amount outstanding from the date of advance.

         This Note is the Wachovia Revolving Credit Note referred to in the Credit Agreement and is entitled to the benefits thereof and may be prepaid in whole or in part as provided therein. This Note is a replacement of, and evidences the same indebtedness as, that Third Amended and Restated Wachovia Revolving Credit Note dated July 1, 1995. Capitalized terms used herein without definition have the meanings specified in the Credit Agreement.

         Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, or in any other document or instrument delivered in connection therewith, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable as provided in the Credit Agreement.

         In the event the indebtedness evidenced or secured hereby be collected by or through an attorney at law after maturity, the holder shall be entitled to collect reasonable attorneys' fees. Demand, presentment, protest, notice of protest, and notice of dishonor are hereby waived by all parties bound hereon.


                                                 CULP, INC.


[CORPORATE SEAL]                                 By:
                                                                President
ATTEST:


Secretary

                                                                  Exhibit 3

                                  SUBSIDIARIES


1.       Culp International, Inc.

2.       Guilford Printers, Inc.

3.       3096726 Canada Inc.

4.       Rayonese Textile Inc.

                                                                    Exhibit 5

[a form of quarterly officers certificates in form and substance to be agreed upon by the Borrower and the Banks, which shall be designed to set forth the calculation of financial information required to be reported by the Borrower to the Banks and to demonstrate the Borrower's compliance with the financial covenants set forth in this Agreement]

                                                                    Exhibit 6


1.       $7,900,000 Alamance County, North Carolina, Industrial
         Revenue Bonds, Series A and B (Culp, Inc. Project) (1988) (Liens held by First Union National Bank of North Carolina as Letter of Credit Issuer).

2. $3,377,000 Chesterfield County, South Carolina, Industrial Revenue Bonds, Series 1988 (Culp, Inc. Project) (Liens held by First Union National Bank of North Carolina as Letter of Credit Issuer).

3. $4,500,000 Guilford County, North Carolina, Industrial Development Revenue Bonds, Series 1989 (Culp, Inc. Project) (Liens held by Wachovia Bank of North Carolina, N.A. as Letter of Credit Issuer and by First Citizens Bank & Trust Company as, Trustee).

4.       $6,580,000 Anderson County, South Carolina, Industrial
         Revenue Bonds, Series 1993 (Culp, Inc. Project) (Liens held by First Union National Bank of North Carolina as Letter of Credit Issuer).

5. $6,000,000 Chesterfield County, South Carolina, Tax-Exempt Adjustable Mode Industrial Development Revenue Bonds (Culp, Inc. Project), Series 1996.

                                                                    Exhibit 7

                            ASSIGNMENT AND ACCEPTANCE

                           Dated __________ ___, _____


         Reference is made to the 1996 Amended and Restated Credit Agreement dated as of April 1, 1996 (the "Credit Agreement") among CULP, INC. a North Carolina corporation (the "Borrower"), the BANKS (as defined in the Credit Agreement) and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

         ______________________ (the "Assignor") and ________________
(the "Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ____% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a ______% interest (which on the Effective Date hereof is $__________) in the Assignor's Revolving Credit Commitment and at interest (which on the Effective Date hereof is $___________ in the Loans and, other amounts owing to the Assignor and at interest in the Note[s] held by the Assignor (which on the Effective Date hereof is $_____________)).


         2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $_____________ and the aggregate outstanding principal amount of Loans and other amounts owing to it (without giving effect to assignments thereof which have not yet become effective) is $___________ (Loans of $_____________ and other amounts [specify] of $_________; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto;

and (iii) attaches the Note[s] referred to in paragraph 1 above and requests that the Agent exchange such Note[s] for [a new Note dated in the principal amount of payable to the order of the Assignee] (new Notes as follows: a Note dated ___________, _____ in the principal amount of $______________ payable to the order of the Assignor and a Note dated in the principal amount of $_________ payable to the order of the Assignee].

         3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 7.1 thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 9.1 thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their, terms all of the obligation which by the terms of the Credit Agreement are required to be performed by it as a Bank; (vi) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].*

         4. The Effective Date for this Assignment and Acceptance shall be (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent [and to the Borrower for execution by the Borrower]**.


- --------
         * If the Assignee is organized under the laws of a jurisdiction outside the United States.
         ** Before the occurrence of an Event of Default, if the Assignee is not a Bank prior to the Effective Date.

         5. Upon such execution and acceptance by the Agent [and execution by the Borrower], from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights (other than under Section 13.14 and Section 13.16 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Agent (and execution by the Borrower]**, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of North Carolina.

                                         [NAME OF ASSIGNOR]


                                         By:
                                            Title:

                                         [NAME OF ASSIGNEE]


                                         By:
                                            Title:

                                         Lending Office:
                                         [Address]

                                         FIRST UNION NATIONAL BANK OF
                                         NORTH CAROLINA, as Agent


                                         By:
                                            Title:

                                         [NAME OF BORROWER]***


- --------
         ** Before the occurrence of an Event of Default, if the Assignee is not a Bank prior to the Effective Date.
         *** Before the occurrence of an Event of Default, if the Assignee is not a Bank prior to the Effective Date.

                                         By:
                                            Title:

                                                                      Exhibit 9


    Underlying VRDN Obligation                Existing Letter of Credit

$7,900,000 Alamance County Industrial         Wachovia Bank of North
Facilities and Pollution Control              Carolina, N.A. Irrevocable
Financing Authority Industrial                Letter of Credit No. LC 968-
Revenue Refunding Bonds (Culp, Inc.           068486 issued April 1, 1996 in
Project) Series A and B                       the initial stated amount of
                                              $2,890,863.01

$3,377,000 Chesterfield County, South         Wachovia Bank of North
Carolina Industrial Revenue Bonds             Carolina, N.A. Irrevocable
(Culp, Inc. Project) Series 1988              Letter of Credit No. LC 968-
                                              068488 issued April 1, 1996 in
                                              the initial stated amount of
                                              $2,363,057.53

$4,500,000 Guilford County Industrial         Wachovia Bank of North
Facilities and Pollution Control              Carolina, N.A. Irrevocable
Financing Authority Industrial                Letter of Credit No. LC 968-
Development Revenue Bonds (Culp, Inc.         041786 issued December 1, 1993
Project) Series 1989                          in the initial stated amount of
                                              $3,978,000.00

$6,580,000 Anderson County, South             Wachovia Bank of North
Carolina Industrial Revenue Bonds,            Carolina, N.A. Irrevocable
(Culp, Inc. Project) Series 1993              Letter of Credit No. LC 968-
                                              068487 issued April 1, 1996 in
                                              the initial stated amount of
                                              $6,984,493.00

$6,000,000 Chesterfield County, South         Wachovia Bank of North
Carolina Tax-Exempt Adjustable Mode           Carolina, N.A. Irrevocable
Industrial Development Revenue Bonds          Letter of Credit No. LC 968-
(Culp, Inc. Project) Series 1996              068485 issued April 1, 1996 in
                                              the initial stated amount of
                                              $6,300,000.00